OFFICE LEASE AGREEMENT

at

TWO LINCOLN CENTRE

Between

METROPOLITAN LIFE INSURANCE COMPANY (LANDLORD)

And

CITADEL SECURITY SOFTWARE, INC. (TENANT)

DATED: May ---, 2004

ARTICLE FOURTEEN		12
14.01	SUBSTANTIAL UNTENANTABILITY	12
14.02	INSUBSTANTIAL UNTENANTABILITY	12
14.03	RENT ABATEMENT	12

ARTICLE FIFTEEN		12
15.01	TAKING OF WHOLE OR SUBSTANTIAL PART	12
15.02	TAKING OF PART	12
15.03	COMPENSATION	13

ARTICLE SIXTEEN		13
16.01	TENANT'S INSURANCE	13
16.02	FORM OF POLICIES	13
16.03	LANDLORD'S INSURANCE	13
16.04	WAIVER OF SUBROGATION	13
16.05	NOTICE OF CASUALTY	14

ARTICLE SEVENTEEN		14
17.01	WAIVER OF CLAIMS	14
17.02	INDEMNITY BY TENANT	14

ARTICLE EIGHTEEN		14
18.01	RULES	14
18.02	ENFORCEMENT	14

ARTICLE NINETEEN		14
19.01	RESERVED RIGHTS	14

ARTICLE TWENTY		15
20.01	IN GENERAL	15
20.02	ENFORCEMENT	15

ARTICLE TWENTY-ONE		15

ARTICLE TWENTY-TWO		15

ARTICLE TWENTY-THREE		15
23.01	SUBORDINATION AND ATTORNMENT	15
23.02	MORTGAGEE PROTECTION	15

ARTICLE TWENTY-FOUR		16

ARTICLE TWENTY-FIVE		16
25.01	LATE CHARGES	16
25.02	WAIVER OF JURY TRIAL	16
25.03	DEFAULT UNDER OTHER LEASE	16
25.04	OPTION	16
25.05	TENANT AUTHORITY	16
25.06	ENTIRE AGREEMENT	16
25.07	MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE	17
25.08	EXCULPATION	17
25.09	ACCORD AND SATISFACTION	17
25.10	LANDLORD'S OBLIGATIONS ON SALE OF BUILDING	17
25.11	BINDING EFFECT	17
25.12	CAPTIONS	17
25.13	APPLICABLE LAW	17
25.14	ABANDONMENT	17
25.15	LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES	17

OFFICE LEASE AGREEMENT

ARTICLE ONE
BASIC LEASE PROVISIONS

1.01	BASIC LEASE PROVISIONS - In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)	BUILDING AND ADDRESS: Two Lincoln Centre, 5420 LBJ Freeway, Dallas, Texas 75240.

(2)	LANDLORD: Metropolitan Life Insurance Company, a New York corporation.

(3)	TENANT

(a)	Name: Citadel Security Software, Inc

(b)	State of incorporation or partnership: Delaware

(4)	DATE OF LEASE: May ___, 2004

(5)	LENGTH OF LEASE TERM: Ninety-six (96) months (plus any partial calendar month in which the Commencement Date falls).

(6)	PROJECTED COMMENCEMENT DATE: September 1, 2001

(7)	PROJECTED EXPIRATION DATE: August 31, 2001

(8)	BASE RENT:

Months	Monthly	Annually Rate/SF of Rentable Area
1-12	$0.00	$0.00	$0.00
13-48	$51,999.31	$623,991.70	$18.65/Rsf
49-96	$62,733.75	$752,805.00	$22.50/Rsf

(9)	RENTABLE AREA OF THE BUILDING: 612,462 Rentable Square Feet

RENTABLE AREA OF THE PREMISES: 33,458 Rentable Square Feet, has been measured using the standard method for measuring floor area in office buildings, ANSI/BOMA Z65.1-1996.

Tenant’s Proportionate Share: 5.463%, which is the percentage obtained by dividing (a) the square feet of Rentable Area in the Premises, by the square feet of Rentable Area of the Building.

(10)	SECURITY DEPOSIT: $52,000.00

(11)	TENANT'S USE OF PREMISES: General office use.

(12)	SUITE NUMBER OF PREMISES: Suite 1600

1.02	ENUMERATION OF EXHIBITS

The exhibits and riders set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A.	Legal Description of Land	EXHIBIT G.	Expansion
EXHIBIT B.	Plan of Premises	EXHIBIT H.	Club Membership
EXHIBIT C.	Workletter Agreement	EXHIBIT I.	Cable Exhibit
EXHIBIT D.	Rules and Regulations	EXHIBIT J.	Termination
EXHIBIT E.	Parking	EXHIBIT K.	Subordination, Non-Disturbance,
EXHIBIT F.	Renewal		Attornment Agreement

1.03	DEFINITIONS
For purposes hereof, the following terms shall have the following meanings:

AFFILIATE: Any corporation or other business entity which is currently owned or controlled by Tenant, owns or controls Tenant, or is under common ownership or control with Tenant or the purchasers of all, or substantially all, of Tenant’s assets.

ALLOWANCE: "Allowance" shall mean an amount equal to the product of $25.00 times the number of square feet of Rentable Area of the Premises ($836,450.00). In regards to any unused portion of this Allowance, Tenant may use up to $2.00 per square foot of Rentable Area of the Premises for architectural fees, design fees, engineering fees, furniture, fixtures, telephones, telephone or data cabling, business cards, stationery, or other costs associated with relocating to the Premises so long as Tenant utilize any such remaining balance of the Allowance before December 1, 2004.

BUILDING: The "Building" shall mean the office building located upon the Land.

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CRITICAL SERVICES : Critical Services shall mean (i) HVAC substantially in accordance with Section 6.01; (ii) electrical service substantially in accordance with Section 6.02; (iii) water (other than drinking fountains) and sewer for restrooms; and (iv) elevator service.

CENTRE: Centre shall mean, collectively, the Building, the other office buildings, the parking garages and the land owned by Landlord located between LBJ Freeway, the Dallas North Tollway, Harvest Hill Lane, and Noel Road.

COMMENCEMENT DATE: The date specified in Section 1.01(6) as the Projected Commencement Date, unless changed by operation of Article Two.

COMMON AREAS: All areas of the Real Property made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time. Space leased to other tenants or in which Landlord operates an ongoing business enterprise will not be considered as common areas.

DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's systems, including, without limitation, its electrical, mechanical, plumbing and security and life/safety systems.

DEFAULT RATE: The maximum interest rate permitted by law.

ENVIRONMENTAL LAWS: Any Law governing the use, storage, disposal or generation of any Hazardous Material, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976, as amended.

EXPENSE STOP: The sum of the Operating Expenses as separately stated in three categories of Insurance Expenses, Security Expenses, and General Expenses (as grossed up in Section 4.04) and Taxes (as defined in this Lease) per square foot of Rentable Area in the Building for the calendar year 2004.

EXPIRATION DATE: The date specified in Section 1.01(7) unless changed by operation of Article Two.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, terrorism, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord or Tenant (as applicable), including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof or any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency; provided, however, that in no event shall the financial inability of Landlord or Tenant to perform its obligations constitute Force Majeure.

GENERAL EXPENSES: The separate category of Operating Expenses defined in the definition of Operating Expenses below.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyls.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

INITIAL IMPROVEMENTS: "Initial Improvements", when used herein, shall mean those improvements or remodeling to the Premises, if any, which Landlord and/or Tenant shall agree to provide according to the Workletter attached hereto as Exhibit "C". If no Workletter is attached hereto, no Initial Improvements are being provided; and Tenant is taking the Premises "AS IS".

INSURANCE EXPENSES: All premium charges for All Risks’ Property Insurance and any other insurance for the Property carried by Landlord, which Landlord may deem necessary or which is required by the lessor under any ground lease of the Property or any Mortgagee.

LAND: The parcels of real estate on which the Building is located, as legally described in Exhibit "A" attached hereto.

LAWS: All laws, ordinances, rules, regulations and other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department, or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT: The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord.

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OPERATING EXPENSES: Operating Expenses shall mean all direct and indirect costs and expenses in each calendar year of operating, maintaining, repairing, managing and owning the Property plus all operating expenses of the Exterior Common Areas (defined below) plus Taxes. Operating Expenses shall not include the cost of capital improvements, depreciation, interest, lease commissions, and principal payments on mortgage and other non-operating debts of Landlord, and shall not include the other exclusions more particularly set forth in Article Four of this Lease. Operating Expenses shall, however, include the amortization of capital improvements which are primarily for the purpose of reducing Operating Expenses, or which are required by governmental authorities pursuant to a law enacted after the date on which this Lease is executed (all such capital improvements to be amortized over the useful life of the item in question in accordance with generally accepted accounting principles consistently applied and only the amortized amount attributable to a particular year shall be included within Operating Expenses for such year). "Exterior Common Areas" shall mean that portion of the Property (and other tracts of real property comprising the Centre which are not located within the Building (or other buildings in the Centre) and which are provided and maintained for the common use and benefit of Landlord and tenants of the Centre generally and the employees, invitees and licensees of Landlord and such tenants; including without limitation, all parking areas (enclosed or otherwise) and all streets, sidewalks, walkways, and landscaped areas. Operating Expenses shall for all purposes be calculated in three separate categories as follows: (a) Insurance Expenses, Security Expenses, and all other Operating Expenses ("General Expenses"); (b) all references to Operating Expenses shall mean Insurance Expenses, Security Expenses and General Expenses as separate categories, and an increase in one such category shall not be offset by a decrease in another category; and (c) no expense shall be double counted.

PREMISES: The space located in the Building, described in Section 1.01(9) and depicted on Exhibit "B" attached hereto.

PROPERTY: The Building, the Land, any other improvements located on the Land, including, without limitation, any parking structures and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENTABLE AREA OF THE BUILDING (existing as of the date of this Lease): 612,462 square feet, which represents the sum of the rentable area of all office space in the Building.

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01(9).

RENT ADJUSTMENT: Any amounts owed by Tenant as provided in Article Four.

SECURITY DEPOSIT: The funds specified in Section 1.01(10), if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

SECURITY EXPENSES: All costs, expenses and disbursements which Landlord shall pay or become obligated to pay for security service personnel and security systems and equipment for the Building which Landlord may deem necessary or which is required by the lessor under any ground lease of the Property or any Mortgagee.

SERVICE AREAS: "Service Areas" shall mean those areas within the outside walls used for building stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

SHELL IMPROVEMENTS: "Shell Improvements" shall mean (i) lay-in acoustical ceiling grid with acoustical ceiling tile; (ii) central air conditioning and heating ducts and diffusers; (iii) lay-in fluorescent light fixtures and (iv) sprinkler heads. All Shell Improvements in the Premises will be provided "AS-IS," in their current condition and placement.

STANDARD OPERATING HOURS: Monday through Friday from 8:00 A.M. to 6:00 P.M., Saturday from 8:00 A.M. to 1:00 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE: The completion of (i) the Initial Improvements, or (ii) repair and restoration following a casualty, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components, or any personal property used in connection therewith, which shall also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed or become a lien during such year, whether or not such taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

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TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Real Property systems serving the Premises pursuant to Section 9.01, excluding Initial Improvements.

TENANT DELAY: Any event or occurrence caused by Tenant which delays the completion of the Initial Improvements, as described in the Workletter.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.
WORK: The construction or installation of improvements to the Premises, as more specifically described in the Workletter or exhibits attached hereto.

WORKLETTER: The Agreement regarding the manner of completion of the Initial Improvements, attached hereto as Exhibit "C".

ARTICLE TWO
PREMISES, TERM AND FAILURE TO GIVE POSSESSION

2.01	LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.02	TERM

(a) The Commencement Date shall be the date determined as follows:

(1)	If the Initial Improvements are Substantially Complete on or before the Projected Commencement Date then on the date which is the earlier to occur of:

(i)	the Projected Commencement Date; or

(ii)	the date Tenant first occupies all or part of the Premises for the conduct of business; or

(2)	If the Initial Improvements are not Substantially Complete by the Projected Commencement Date, then on the date on which the Initial Improvements are Substantially Complete.

(b)  Within thirty (30) days following the occurrence of the Commencement Date, Landlord, through its property manager, and Tenant shall enter into an agreement confirming the Commencement Date and the Expiration Date, and the length of the Term shall be as specified in Section 1.01(5). If Tenant fails to enter into such agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

2.03	FAILURE TO GIVE POSSESSION

Concurrently with the execution of this Lease, Landlord shall give possession of the Premises to Tenant with the Shell Improvements in place as required above, free and clear of all tenancies and rights of other third parties with respect to the Premises, but otherwise Tenant shall accept the Premises in its existing condition with existing tenant improvements in place as of the date possession is delivered to Tenant.

2.04	AREA OF THE PREMISES

Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises and the Rentable Area of the Building as set forth in Article One are controlling, and are not subject to revision after the date of this Lease.

2.05	CONDITION OF PREMISES

Tenant shall notify Landlord in writing within thirty (30) days after the later of (i) Substantial Completion of the Initial Improvements, or (ii) when Tenant takes possession of the Premises, of any defects in the Premises claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Initial Improvements. Except for defects stated in such notice, and any latent defect discovered by Tenant within the first twelve (12) months, Tenant shall be conclusively deemed to have accepted the Premises "AS IS" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of Landlord's architect shall be final and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

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ARTICLE THREE
RENT

Tenant agrees to pay to Landlord at the property management office specified in Section 24(b)(1), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, except as provided herein, Rent, including, without limitation, Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with Tenant's execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Interest will not be charged if Tenant makes full payment within five (5) business days after Landlord has delivered to Tenant written notice if required pursuant to Section 11.01(i). If full payment is not received within the aforesaid five (5) business day period, then unpaid Rent shall bear interest at the Default Rate from the due date until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

ARTICLE FOUR
RENT ADJUSTMENT

4.01	RENT ADJUSTMENT

The Base Rent payable hereunder shall be adjusted ("Rent Adjustment") from time to time in accordance with the following provisions:

(a)           Tenant's Base Rent is based, in part, upon the estimate that annual Operating Expenses will be equal to the Expense Stop. During the Term, and within thirty (30) days after the delivery of Landlord’s statement, Tenant shall pay as a Rent Adjustment hereunder an amount (per each square foot of Rentable Area within the Premises) equal to the excess ("Excess") from time to time of Operating Expenses per square foot of Rentable Area of the Building over the Operating Expenses constituting the Expense Stop. Landlord may collect such additional Base Rent in arrears on a yearly basis. Landlord shall also have the option to make a good faith estimate of the Excess from time to time for each upcoming calendar year (or remainder thereof, if applicable) and, upon thirty (30) days' written notice to Tenant, may require the monthly payment of Base Rent to be adjusted in accordance with such estimate. Any amounts paid based on any such estimate shall be subject to adjustment pursuant to Section 4.02 below when Operating Expenses are available for such calendar year.

(b)           Notwithstanding anything to the contrary contained herein, Operating Expenses shall exclude the following items:

(1)           Cost of alterations of any tenant premises, including leasehold improvements at the Premises.

(2)           Depreciation and amortization (except on any capital improvements and expenditures specifically allowed under the definition of Operating Expenses set forth above).

(3)           Interest and principal payments on mortgages, deeds of trust, and any other debt costs, if any.

(4)           Any leasing commission or compensation, legal fees, or costs or expenses incurred for leasing, renovating or improving any tenant space, including the Premises, including the costs of any inducements provided to tenants, including, but not limited to, tenant finish allowances, costs incurred for materials and labor in connection with the installation of multi-tenant floor corridor configurations, security systems, rent allowances, lease takeover costs, payment of moving costs and other similar costs and expenses.

(5)           Any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise (other than recovery from Tenant through Rent Adjustment and similar recoveries from other tenants).

(6)           Cost of any extraordinary service furnished specifically to any other occupant of the Building which Landlord does not provide to Tenant hereunder.

(7)           Cost of installing, operating or maintaining any specialty service operation by Landlord (e.g., luncheon club or athletic club).

(8)           Expenses related to the hotel, restaurant and retail portions of the Centre, if any.

(9)           Any federal, state, or local tax on general income, and any general franchise, gift, transfer, excise or inheritance tax or special assessment (but any taxes allocable to or measured by the rent payable under this Lease or other leases, including any gross receipts tax or excise tax levied with respect to receipt of such rent, or any taxes upon this transaction or other transactions for the lease of space in the Project, are not excluded and remain an item of Operating Expenses).

(10)           Salaries, bonuses or benefits for any employee above the level of on-site Project Manager (or if none, the equivalent position with a title of Building Manager).

(11)           Landlord's general overhead and general administrative expenses.

(12)           Attorney's fees incurred by Landlord in any dispute with, or litigation brought by or against, any tenant or occupant, including Tenant, and any attorney's fees incurred by Landlord in connection with any lease.

(13)           Tort claims not fully covered by insurance.

(14)           Fees for professional services, including legal, architectural, engineering, accounting, appraisal that (A) are not directly related to the management, operation, repair and maintenance of the Premises, or (B) are related to the purchase or leasing of the Building.

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(15)           Real estate commissions, attorney's fees, and other costs and expenses incurred in connection with negotiations with purchasers or potential purchasers of the Building.

(16)           Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment or machinery ordinarily considered of a capital nature, if such machinery or equipment would constitute a capital expenditure if purchased by Landlord.

(17)           Utility for which any occupant of the Building directly contracts with the utility company or which is separately metered, and other costs which any occupant pays directly to any utility company or other vendor.
(18)           Expenses paid to affiliates of Landlord, or the Building's manager or its affiliates, to the extent the same exceed expenses that would be incurred in an arm's length transaction.

(19)           Costs incurred because Landlord or any other tenant violates any lease only to the extent such costs exceed the costs which would be includable in Operating Expenses if Landlord or such tenant had complied with the respective lease.

(20)           Advertising, marketing and promotional expenses for leasing purposes, including costs of signs in or on the Building identifying the owner of the Building or any tenant of the Building.

(21)           Expenditures for items for which Landlord is entitled to reimbursement under insurance coverage.

(22)           Any fines, penalties or costs incurred (including interest and penalties on Taxes) because Landlord, its employees, contractors or agents violated any law, including any Environmental Laws, but such costs are excluded only to the extent they exceed the costs which would be includable in Operating Expenses if Landlord had complied with law.

(23)           Any costs incurred in connection with corrective action, cleanup, removal, remedial or restorative work required pursuant to any Environmental Laws, except to the extent such costs resulted from an act or omission of Tenant, its employees, agents, contractors or invitees, and except for routine monitoring, investigation and compliance costs.

(24)           Any ground rent and payments for air rights, licenses and easements benefiting the Building.

(25)           Costs associated with the financing or refinancing of the Project, including legal fees.

(26)           Cost of any repair and replacement incurred in connection with any casualty or condemnation.

(27)           Cost of any material additions to the Building and the land associated therewith after the Lease Commencement Date.

(28)           Deductibles paid by Landlord in respect of any insurance claim.

(29)           Cost of insurance in excess of that required for Landlord to comply with this Lease.

(30)           Repair costs resulting from defects in workmanship, materials, or equipment to the extent Landlord failed to act as a prudent landlord in the selection or supervision of the person performing the applicable work.

(31)           Cost necessitated by or resulting from the negligence of Landlord, its agents, officers, employees or invitees or Landlord's breach of its obligations under this Lease.

4.02	PROCEDURE

The following additional provisions shall apply to Rent Adjustments per Section 4.01:

(a)  By April 1 of each calendar year during Tenant's occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement ("Landlord's Statement") of Landlord's Operating Expenses for the previous calendar year. If for any calendar year additional Base Rent was collected for the prior year, as a result of Landlord's estimate of Operating Expenses, in excess of the additional Base Rent due during such prior year, then Landlord shall refund to Tenant any over payment (or at Landlord's option, apply such amount against rentals due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year. In no event shall Operating Expenses per square foot of Rentable Area within the Building be deemed to be less than the Expense Stop, it being the intent of Landlord and Tenant that Tenant shall at all times be responsible for the payment of, and shall pay, not less than the amount of Base Rent for the applicable period (before adjustment) specified in this Lease.

(b)  In the event that the Term commences on a day other than January 1 or terminates on a day other than December 31, the Excess for that part of the last calendar year during the Term shall be determined as follows:

(i)  The Expense Stop shall be prorated based upon the number of months in such partial calendar year. With respect to any partial calendar month occurring during such partial calendar year, the Expense Stop shall also be prorated based upon the number of days in that partial calendar month.

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(ii)  The Excess, if any, for the applicable partial calendar year shall then be the amount by which (A) actual Operating Expenses per square foot of Rentable Area in the Building for such calendar year, prorated based upon the number of months and days in the applicable partial calendar year, exceed (B) the Expense Stop, as prorated pursuant to the provisions of this Subsection 4.02(b).

4.03	BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located) shall have the right, for a period of one hundred-eighty (180) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within sixty (60) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. If it is determined as the result of Tenant’s audit that operating expenses were overstate by three percent (3%) or more and Landlord does not disagree with such determination then Landlord shall reimburse Tenant for the reasonable costs of such audit up to but not to exceed $5,000.00. If, however, Landlord disagrees with such determination then Landlord shall be entitled to arrange for a second audit ("Second Audit") by an independent certified public accountant chosen by Landlord, in its sole discretion. In either event, Landlord or Tenant, as the case may be, shall reimburse the other party for the amount, if any, of the disputed items which were incorrectly stated, overstated or understated by Landlord.

4.04	PARTIAL OCCUPANCY

Notwithstanding any language in the Lease or in this Article Four seemingly to the contrary, Landlord may at Landlord's sole election, determine and estimate Operating Expenses for any calendar year within the Term by increasing the variable components of Operating Expenses to the amount which Landlord projects would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area therein during all of the applicable calendar year. In such event, the term "Operating Expenses", as used in this Article Four and in the Lease, shall include (i) the actual Operating Expenses incurred during any portion of such calendar year in which the Building is occupied to the extent of ninety-five percent (95%) or more of the Rentable Area therein, plus (ii) the Operating Expenses which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area therein; and Landlord shall have the option of making such estimate in advance for any upcoming calendar year.

ARTICLE FIVE
SECURITY DEPOSIT

Tenant, concurrently with the execution of this Lease, shall pay to Landlord the Security Deposit. The Security Deposit may be applied by Landlord to cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord shall not pay any interest on the Security Deposit. The Security Deposit shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action which Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the security deposit shall terminate upon assumption of such obligation by the transferee.

If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after the following:

(a)  the expiration of the Term of this Lease;

(b)  the removal of Tenant and its property from the Premises;

(c)  the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and

(d)  the payment by Tenant of any outstanding Rent, including, without limitation, all Rent Adjustments due pursuant to the Lease as computed by Landlord.

ARTICLE SIX
SERVICES
6.01	LANDLORD'S GENERAL SERVICES

So long as the Lease is in full force and effect (including any extensions of the Term hereof) and, Tenant has paid all Rent then due, Landlord shall furnish the following services (all of which shall be provided at levels equal to or better than comparable services provided in other Class A office buildings within a one (1) mile radius of the Building) :

(1)	heat, ventilation and air-conditioning in the Premises during Standard Operating Hours, for the comfortable occupancy of the Premises under normal business operations, subject to compliance with all applicable mandatory regulations and Laws;

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(2)	tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

(3)	customary cleaning and janitorial services in the Premises five (5) days per week, excluding National Holidays;

(4)	washing of the outside windows in the Premises weather permitting at regular intervals reasonably determined by Landlord, but, at a minimum, to occur at least once every six (6) month period of the Term;

(5)	automatic passenger elevator service in common with other tenants of the Building and freight elevator service subject to reasonable scheduling by Landlord and payment of Landlord's standard charges; provided that at least one passenger elevator shall be available 24 hours a day and 365 days a year;

(6)
all Building Grade fluorescent bulb replacement in the Premises necessary to maintain the lighting provided as a part of the Shell Improvements and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas; and

(7)	routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

(8)	full-time, on-site, manned 24x7, courtesy personnel for the Building and parking facility; full-time, on-site building management and engineering staff comparable to similar class buildings in the area.

6.02	ELECTRICAL SERVICES

Tenant's use of electrical services furnished by Landlord through Landlord’s service provider shall be subject to the following:

(a)  Landlord will provide the necessary facilities to supply (i) two (2) watts per square foot of usable Area within the Premises, at 277 volts, for Tenant's fluorescent lighting and (ii) four (4) watts per square foot of usable Area within the Premises, at 120 volts, for Tenant's receptacle/equipment loads (excluding Tenant's dedicated circuits). Collectively, Tenant's lighting and receptacle/equipment shall not have an electrical design load greater than an average of four (4) watts per square foot of usable Area within the Premises ("Standard Building Capacity"). The electrical costs component of Operating Expenses is calculated on the basis of the Standard Building Capacity.

(b)  The electrical facilities in the Building available for Tenant's use are (i) 277/480 volts, 3 phase, for large equipment loads and fluorescent lighting; and (ii) 120/208 volts, 3 phase, for small equipment loads and incandescent lighting. Tenant shall notify Landlord, in writing, of any equipment that has a rated electrical load greater than 500 watts and/or that requires a service voltage other than 120 volts, and Landlord's written approval shall be required with respect to the installation of any such high electrical consumption equipment in the Premises.

(c)  Tenant shall pay for all costs of meters, submeters, wiring, risers, transformers, electrical panels, air conditioning and other items required by Landlord, in Landlord's reasonable discretion, to accommodate Tenant's design loads and capacities that exceed Standard Building Capacity, including, without limitation, the installation and maintenance thereof. Notwithstanding the foregoing, Landlord may refuse to install and withhold consent for Tenant's installation of any wiring, risers, transformers, electrical panels, or air conditioning that would exceed Building Standard Capacity if, in Landlord's reasonable judgment, the same would cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to the Building or the Premises, or would interfere with or create or constitute a disturbance to other tenants or occupants of the Building. In no event shall Landlord incur any liability for Landlord's reasonable refusal to install, or reasonable withholding of consent for Tenant's installation of, any such electrical facility or equipment.

(d)  Tenant shall pay to Landlord, within thirty (30) days, the cost of the consumption of electrical service in the Premises which exceed the Standard Building Capacity (as measured by any applicable meter or submeter at the Premises) at rates which shall be in accordance with any applicable laws and as determined by applicable utility companies.

(e)  Landlord may, at its option, upon not less than thirty (30) days' prior written notice to Tenant, discontinue the availability of such extraordinary electrical service which exceeds Building Standard Capacity if such extraordinary usage causes an increase in utility rates or negatively impacts service being provided to the Building or tenants in the Building. If Landlord gives any such notice, Tenant will contract directly with the applicable public utility provider chosen by Landlord for the supplying of such electrical service to the Premises.

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6.03	ADDITIONAL AND AFTER-HOUR SERVICES

At Tenant's request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.01 and Section 6.02, if Landlord can reasonably do so, on the terms set forth herein; provided, however, Landlord shall, in all events, provide heating ventilation and air-conditioning service outside of the Standard Operating Hours upon the terms set forth below. Tenant shall deliver to Landlord a written request for such additional services or utilities prior to 2:00 P.M. on Monday through Friday (except National Holidays) for service on those days, and prior to 2:00 P.M. on the last business day prior to Saturday, Sunday or a National Holiday. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord's actual cost of providing such additional services or utilities (including reasonable overhead but excluding a Landlord markup). If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional services. The current charge for after-hours HVAC service is $25.00 per hour per floor (with a two (2) hour minimum). Notwithstanding the foregoing, Tenant has the right to install its own supplemental air-conditioning equipment which shall be separately metered for water and electrical consumption, pursuant to Section 6.02 above.

6.04	TELEPHONE SERVICES

All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing (which approval shall not be unreasonably withheld), before the same are installed, subject to the reasonable direction of Landlord regarding the location of all wires and the work in connection therewith. Tenant may request a specific contractor, or at Tenant’s option, provide the Landlord with a list of selected contractors to whom the Tenant plans to send a Request for Proposal (RFP). The Landlord has the right to review the list and approve the selected contractors in advance of any bids requested by Tenant. Tenant will then have the right to select the contractor of Tenant’s choice from this list once the RFP responses have been submitted to Tenant. Through this approval process, Landlord reserves the right to approve and control the entity or entities providing telephone or other communication cable installation, repair and maintenance in the Building and to reasonably restrict and control access to telephone cabinets. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building, except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or employees.

6.05	DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No interruption, malfunction, or change of any utility service shall constitute an eviction or disturbance of Tenant's use or possession of the Premises or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable or responsible to Tenant for any loss or damage which Tenant may sustain or incur if either the quantity or character of any utility service is changed or is no longer available to or is no longer suitable for Tenant's requirements or entitle Tenant to be relieved from any of Tenant's obligations hereunder, including, without limitation, the obligation to pay Rent, or grant Tenant any right to set-off, abatement, or recoupment. Notwithstanding any other provision in this Lease seemingly to the contrary, at any time when Landlord is making such facilities for such utility services available to the Premises, Landlord may, at Landlord's option, upon not less than thirty (30) days prior written notice to Tenant, discontinue the availability of any such utility service. If Landlord gives any such notice of discontinuance, Landlord shall make all the necessary arrangements with the public utility service supplying the utility to the area in which the Building is located with respect to obtaining such utility service to the Premises; but Tenant will contract directly with such public utility service for the supplying of such utility services to the Premises. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including, without limitation, Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Building shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom.

Notwithstanding the foregoing, in the event that Tenant shall give notice to Landlord stating correctly that any cessation of a Critical Service (not caused by Tenant, its agents, customers, servants, contractors, employees, or invitees) shall have rendered all or any portion of the Premises untenantable, and in the event that such cessation continues for a period of five (5) or more consecutive days after Landlord receives such notice from Tenant, and in the further event that Tenant ceases occupying such portion of the Premises solely on account of any such cessation, then Rent shall abate as to such portion of the Premises from and after the later to occur of (i) the sixth (6th) day following the day Tenant gave such notice; or (ii) the date

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Tenant so ceases occupancy, until such Critical Service is restored or Tenant reoccupies such portion of the Premises (whichever date is earlier). Within thirty (30) days following any cessation of Critical Services, Landlord shall provide Tenant with an estimate of the time necessary to restore such Critical Services ("Landlord’s Notice"). If the time to restore such Critical Services exceeds one hundred twenty (120) days from the date of cessation, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable and the Premises cannot be used by Tenant to conduct business, shall have the right to terminate this Lease upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination. Termination pursuant to such notice from Landlord or Tenant shall be effective as of the date which is thirty (30) days after the date such notice is given. The failure of Tenant to provide notice to Landlord in the manner and within the time period specified in the preceding sentence shall be deemed to be an irrevocable waiver of such option. Notwithstanding anything contained herein to the contrary, if the failure by Landlord to any extent to furnish the Critical Services hereof results from a Casualty, then the provisions of Article 14 shall apply instead of this paragraph.

6.06	CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including, without limitation, electrical service, gas service, water and technical services) to the Building, the Premises and/or its occupants. Landlord shall endeavor to give Tenant not less than thirty (30) days notice of any scheduled change. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

ARTICLE SEVEN
POSSESSION, USE AND CONDITION OF PREMISES

7.01	POSSESSION AND USE OF PREMISES

(a)  Tenant shall be entitled to possession of the Premises when either (i) the Work is Substantially Complete, or (ii) if no Initial Improvements are to be made to the Premises, the Premises are unoccupied. Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(11) to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance.

(b)  Tenant and Landlord shall each comply with all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material with respect to the Property. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord except for commercially reasonable types and amounts of the same used or stored at the Premises (which products are of a type customarily found in offices such as aerosol cans, ink cartridges and toner for copiers, and the like) and in connection with the routine operation and maintenance of the Premises and then only in compliance with Environmental Laws regarding the safe use, handling, storage, and disposal of such materials. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Laws by Tenant exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless the Indemnitees from any and all loss, claim, expense, liability and cost (including attorneys' fees) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Term by Tenant, Tenant’s agents, contractors, employees or guests. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

(c)  Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C '12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Property depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for implementing ADA Title III compliance in the Common Areas as part of Operating Expenses, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements if the specific accommodation to create the "path of travel" is unique to a user of Tenant’s space and not required for the general disabled community, and (d) Landlord may perform, or require Tenant to perform, and Tenant

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shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" solely as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

(d)  Landlord and Tenant acknowledge that the Texas Architectural Barriers Act, Art. 9102, Tex. Civ. Stat. Ann. (1994), and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as "TABA") establish requirements for accessibility and barrier removal. The parties hereby agree that: (1) Tenant shall be responsible for compliance with TABA, including, without limitation, submission (through the Property manager) of required plans and documents to the State of Texas for approval of accessibility design features, in connection with the work set forth in the Work Letter attached hereto, if any, and any other construction or alterations to the Premises during the Term, except that Landlord agrees to be responsible for such compliance in connection with any work done by Landlord pursuant to Section 8.01 hereof; and (2) Landlord shall be responsible for compliance with TABA, including, without limitation, submission of required plans and documents to the State of Texas for approval of accessibility design features, in connection with construction or alterations to the Common Areas, except that Tenant agrees to be responsible for such compliance in connection with any such work which may be necessitated solely as a result of Tenant's use of the Premises.

7.02	LANDLORD ACCESS TO PREMISES; APPROVALS

(a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through portions of the Premises that are above the ceiling, so long as Tenant's access, use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency upon such notice to Tenant as is reasonable under the circumstances, or with prior reasonable notice to Tenant to inspect the Premises, to perform janitorial and other services contemplated to be performed by Landlord hereunder, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may reasonably deem necessary or desirable (including, without limitation, all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours (other than janitorial and cleaning services, unless specifically requested by Tenant) and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises, however, any such reasonable and immaterial interference shall not be a default by Landlord.

(b) At Tenant’s request, Landlord shall be accompanied by a representative of Tenant in connection with any entry onto the Premises (except in the case of an emergency). If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord's agent shall accord reasonable care to Tenant's property), and without relieving Tenant of any obligations under this Lease.

(c) Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may reasonably deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property, provided however, such entry by Landlord shall be with due regard for the conduct of Tenant’s business and shall not unreasonably interfere with Tenant’s business. Landlord's rights under this Section 7.02(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws.

(d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise, provided that Landlord does not materially interfere with the conduct of Tenant’s business.

7.03	QUIET ENJOYMENT

Landlord covenants that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the rights of any Mortgagee.

7.04	ENTRY CARDS

Landlord shall provide limited access to the Building before and after normal business hours in the form of special limited access entry cards ("Entry Cards") for Tenant and its employees. An Entry Card shall not automatically qualify Tenant or any of its employees for an access card to the "Parking Garage" as defined in and pursuant to the terms of Exhibit "E". Landlord agrees to provide Tenant with up to, but not in excess of, one hundred-seventy (170) Entry Cards for a non-refundable deposit of $10.00 per card. However, Tenant shall pay Landlord for any additional or replacement cards, in such amount as Landlord shall, from time to time, determine. The current cost required for a replacement card and an additional card is $30.00 per card. Landlord shall be entitled to cancel (by computer entry) any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Landlord shall have no liability to Tenant, its employees, agents, invitees, or licensees for losses due to theft or burglary, or for damages committed by unauthorized persons on the Premises; and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto. Tenant further agrees to surrender all Entry Cards in its possession upon the expiration or earlier termination of this Lease.

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ARTICLE EIGHT
MAINTENANCE

8.01	LANDLORD'S MAINTENANCE

Subject to the provisions of Article Fourteen, and throughout the Term and any extensions of the Term, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, including glass and windows, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, and air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those elevators, corridors, washrooms and lobbies which are Common Areas of the Building and all other Common Areas including, but not limited to , Exterior Common Areas, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building's standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.04. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley.

8.02	TENANT'S MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Alterations in good order, condition and repair and in accordance with all Laws and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this Section 8.02, Landlord may, in its sole discretion and upon 24 hours prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

ARTICLE NINE
ALTERATIONS AND IMPROVEMENTS

9.01	TENANT'S ALTERATIONS

(a) Except for completion of the Initial Improvements pursuant to the Workletter, the following provisions shall apply to the completion of any Tenant Alterations:

(1)

Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from engineers reasonably acceptable to Landlord stating that the Tenant Alterations will not in any way adversely affect the Building's systems, including, without limitation, the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, and the fire and life safety systems in the Building, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations. Notwithstanding anything to the contrary contained herein, after the Tenant’s Initial Improvements are made, Tenant may make any alterations or physical additions in or to the Premises totaling Fifteen Thousand and No/100 Dollars ($15,000.00) or less in any single instance without Landlord’s prior written consent, so long as such alterations or physical improvements do not affect the mechanical, electrical, structural, life-safety or plumbing systems of the Building.

(2)

Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. If Tenant elects to have Landlord construct the Tenant Alterations, Tenant shall pay Landlord a construction fee at Landlord's then standard rate, but Landlord shall not otherwise be entitled to charge a construction management or similar fee in connection with any Tenant Alterations. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3)

Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and

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(ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord, if engaged by Tenant, nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

(b)  All Tenant Alterations whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation, unless agreed otherwise by Landlord and Tenant, and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.

9.02	LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within twenty (20) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord  a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

ARTICLE TEN
ASSIGNMENT AND SUBLETTING

10.01	ASSIGNMENT AND SUBLETTING

(a) Without the prior written consent of Landlord, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within twenty (20) days after receipt of Tenant's Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Building, unless Landlord has insufficient or inadequate space to accommodate such other tenant(s) of the Building. Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b) With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include , without limitation, the following:

(i)	the business reputation or creditworthiness of any the proposed assignee is not acceptable to Landlord; or

(ii)	in the Landlord’s reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Building or Landlord; or

(iii)	any proposed assignee’s or sublessee’s use of the Premises would violate Section 7.01 of the Lease or would violate the provisions of any other leases of tenants in the Building;

(iv)	the proposed assignee or sublessee is either a governmental agency, a school or similar operation, or a medical related practice that would have outpatient facilities at the Premises; or

(v)

the proposed sublessee or assignee is a bona fide prospective tenant of Landlord in the Building as demonstrated by a letter of intent fully executed by Landlord and the proposed sublessee or assignee, dated within ninety (90) days prior to the date of Tenant’s request and in full effect as of the date of Tenant’s request; or

(vi)

the proposed sublessee or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building, as determined by Landlord in its reasonable discretion.

In no event shall Landlord be obligated to consider a consent to any proposed (i) sublease of the Premises or assignment of the Lease if a Default then exists under the Lease, or (ii) assignment of the Lease which would assign less than the entire Premises.

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(c)  If Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. Any approved sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any such subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee's assumption of such obligations and liabilities. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease or assignment shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases.

(d)  For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

(e)  Notwithstanding anything to the contrary contained in this Article Ten, Tenant shall have the right, without the prior written consent of Landlord, to sublease the Premises to an Affiliate or to assign this Lease to an Affiliate, but (i) no later than fifteen (15) days prior to the effective date of the assignment or sublease, the assignee or sublessee shall execute documents to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease, except in the case of any assignment which occurs by operation of law (and without a written assignment) as consequence of merger, consolidation or non-bankruptcy reorganization; (ii) within ten (10) days after the effective date of such assignment or sublease, give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises; and (iii) within fifteen (15) days after Landlord’s request, such documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to an Affiliate.

10.02	RECAPTURE

Except as provided in Section 10.01(e) Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture"), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. In such event, any necessary demising walls shall be erected at Landlord’s sole cost and expense. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Rent Adjustment shall be adjusted accordingly to reflect the reduction in space.

10.03	EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) advertising for subtenants or assignees; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (4) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements.

10.04	TENANT LIABILITY

In the event of any sublease or assignment other than an assignment to an Affiliate, permitted under Section 10.01(e), whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent expressly permitted by Landlord. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent which may be withheld in Landlord’s sole discretion.

10.05	ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, and Tenant is in monetary Default under the Lease, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

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ARTICLE ELEVEN
DEFAULT AND REMEDIES

11.01	EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

(i) Tenant fails to pay any installment or other payment of Rent including without limitation Rent Adjustment Deposits or Rent Adjustments within five (5) business days after Landlord has delivered to Tenant written notice thereof, however, a Default shall occur hereunder if Tenant fails to pay any installment or other payment of Rent including without limitation Rent Adjustments when due without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 11.01 (i) on more than two occasions during the twelve (12) month interval preceding such failure by Tenant;

(ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within fifteen (15) days after written notice thereof to Tenant (unless the default involves a hazardous condition, which shall be cured forthwith); provided that if such failure is curable but cannot reasonably be cured during the initial fifteen (15) day period, and if, within such initial fifteen (15) day period, Tenant commences such cure and diligently and continuously pursues the cure to completion, then such fifteen (15) day period shall be extended for such additional period as is necessary for the completion of such cure but such additional period, if any, shall not in any event exceed forty-five (45) days.

(iii) the interest of Tenant in this Lease is levied upon under execution or other legal process;

(iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

(v) Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors;

(vi) a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within thirty (30) days;

(vii) Intentionally Deleted

(viii) upon the dissolution of Tenant;

(ix) Intentionally Deleted

(x) the failure to immediately surrender occupancy and deliver up the Premises as provided in Paragraph 5 of the Termination Option Exhibit, Exhibit "J" to this Lease.

11.02	LANDLORD'S REMEDIES

(a) If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct and cumulative: (i) Landlord may terminate this Lease by giving Tenant notice of Landlord's election to do so, in which event, the term of this Lease shall end and all of Tenant's rights and interests shall expire on the date stated in such notice; (ii) Landlord may terminate Tenant's right of possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date specified in such notice; or (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due from Tenant under any of the provisions of this Lease. All Landlord remedies shall be cumulative and not exclusive.

(b) In the event that Landlord terminates the Lease, Landlord shall be entitled to recover (i) the sum of all Rents and other indebtedness accrued to the date of such termination, plus (ii) the cost of recovering the Premises, (iii) the cost of reletting the Premises, or portions thereof (including, without limitation, brokerage commissions) and (iv) the cost of repairs, alterations, improvements, additions and decorations to the Premises to the extent Landlord deems reasonably necessary or desirable which shall not exceed building standard improvements. (Items (ii) through (iv) are herein defined as the "Recovery Costs"). In addition, in the event that Tenant's Default constitutes a material breach, Landlord shall be entitled to recover a sum equal to the difference between (x) the total Base Rent due under this Lease for the remainder of the Term and (y) the then fair market rental value of the Premises during such period, discounted to present value. The discount rate shall be the prime rate charged at Bank of America, N.A. in Dallas, Texas plus five percent (5%) ("Discounted Future Rent").

(c) In the event Landlord proceeds pursuant to subparagraph (a)(ii) above, Landlord shall be entitled to recover (i) the sum of all Rents and other indebtedness accrued to the date of such termination of Tenant's possession, plus (ii) the Recovery Costs (as defined above). Landlord will make reasonable efforts, but shall not be obligated to (except as may be required by law), relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are reasonably acceptable to Landlord. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary or desirable. If the Premises are relet and the consideration realized therefrom after payment of all Landlord's Reletting Expenses, is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant shall pay Landlord upon demand any such deficiency monthly ("Rental Deficiency"). If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not

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be any defense to any subsequent action brought for any amount not therefore reduced to judgment in favor of Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous Default. In the alternative (but only in the event that Tenant's Default constitutes a material breach), Landlord may elect to terminate Tenant's right to occupy the Premises and to immediately recover as damages, in lieu of the Rental Deficiency, a sum equal to the Discounted Future Rent (as defined above). Provided however, nothing contained herein shall deem to waive Landlord’s obligations to mitigate Landlord’s damages pursuant to Texas law.

(d) In the event a Default occurs, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's property, fixtures, furnishings, signs and other evidences of tenancy, and take and hold such property; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the Termination Date shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

11.03	ATTORNEY'S FEES

In the event either party hereto finds it necessary to bring an action at law or other proceeding against the other party to enforce any of the terms, covenants or conditions hereof, or by reason of any breach or default hereunder, the party prevailing in any such action or proceeding shall be paid all costs and reasonable attorneys’ fees by the other party, and, in the event any judgment is secured by such prevailing party, all such costs and attorneys’ fees shall be determined by the court and not the jury. With respect to any monetary claim, in order for a party to prevail, such party must be awarded at least fifty percent (50%) of the highest amount which such party claimed at any time in such suit.

11.04	BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c)   If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease. For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

(i)    The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

(ii)    Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(d)   Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

11.05	LANDLORD'S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun the cure of any failure of Landlord to meet its obligations hereunder with thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform, provided, however, that if such failure cannot, in the exercise of reasonable diligence, be cured within such thirty (30) day period, Landlord shall have such additional time as is reasonably necessary to cure such failure so long as Landlord commences its curative efforts within such thirty (30) day period and thereafter diligently prosecutes same to completion within one hundred twenty (120) days after the date of Tenant’s initial notice of such failure, provided that at the end of such one hundred twenty (120) day Tenant provides Landlord with three (3) days’ prior written notice of Tenant’s intention to

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declare a default under such circumstances. Tenant shall have the right ("Tenant’s Cure Right"), in addition to its other remedies at law or in equity, to take such actions as are reasonably necessary to cure in whole or in part Landlord’s failure (i) to fund the Allowance, or (ii) to perform Landlord’s repair and maintenance obligations with respect to the Premises (but without affecting any portion of the Centre other than the Premises). Landlord agrees to reimburse Tenant within thirty (30) days following demand for all such sums expended by Tenant in exercising Tenant’s Cure Right (together with interest thereon at the Default Rate from the time incurred by Tenant until repaid by Landlord in full); provided, however, that if Landlord does not so reimburse Tenant for such amounts within such thirty (30) day period, Tenant shall have the right ("Tenant’s Offset Right") to offset such amounts against Rent due under this Lease until all such amounts are recovered by Tenant (and provided further that in no event shall the amount so deducted from any individual monthly installment of Base Rent exceed seventy-five percent (75%) of such monthly amount of Base Rent). In any event, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the Building (which mortgagees shall have been identified to Tenant in writing or in a subordination, nondisturbance and attornment agreement delivered by Tenant at the request of Landlord) notice and the same time as afforded to Landlord hereunder to cure any default by Landlord.

ARTICLE TWELVE
SURRENDER OF PREMISES
12.01	IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures, including, subject to Section 6.04, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Alterations which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Alterations as required by Landlord, including, any Tenant Alterations containing Hazardous Materials. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Alterations, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. If any of the Tenant Alterations which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may, (but shall not be obligated to) at Tenant's expense, remove any of such property store, sell or otherwise deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant's expense, such restoration work as Landlord deems necessary or advisable. Notwithstanding the foregoing, however, (i) Tenant shall only be required to remove those Tenant Alterations that Landlord requires in writing ("Removal Notice") be removed upon the termination of this Lease, which Removal Notice shall be given at the time Landlord approves the installation of such Tenant Alterations and only if Tenant provides Landlord with notice of any Tenant Alterations together with a request for a Removal Notice, and (ii) in no event shall Tenant be required to remove any Initial Improvements installed in connection with the work performed pursuant to Exhibit C attached hereto and made a part hereof.

12.02	LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(d). Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Alterations and in restoring the Premises to the condition required by this Lease at the Termination Date.

ARTICLE THIRTEEN
HOLDING OVER

Tenant shall pay Landlord the greater of one hundred-fifty percent (150%) the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). Tenant shall also pay all actual damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

ARTICLE FOURTEEN
DAMAGE BY FIRE OR OTHER CASUALTY

14.01	SUBSTANTIAL UNTENANTABILITY

(a)  If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to Substantially Complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to Substantially Complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable and the Premises cannot be used by Tenant to conduct business, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

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(b)  Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration provided however, that if Landlord determines that such repair and restoration will not be full completed within one hundred eighty (180) days from the date of the occurrence of the casualty (as the same may be extended due to Force Majeure delays), or if in fact such repair and restoration is not fully completed within one hundred eight (180) days from the date of the occurrence of the casualty (as the same may be extended due to Force Majeure delays), then Landlord, and Tenant if all or a substantial portion of the Premises is rendered untenantable, shall each have the right to terminate this Lease on thirty (30) days’ prior written notice thereof to the other.

(c)  For purposes of this section 14.01, "untenantable" means (i) damage to the Premises or the Building which materially impairs or interferes with Tenant’s use of the Premises in the ordinary conduct of Tenant’s business or the access by Tenant and its invitees to the Building or the Premises, or (ii) damage to the Building or the Parking Garage which materially impairs or interferes with the use by Tenant of or access to the Parking Garage and the parking spaces to which Tenant is entitled hereunder.

(d) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance for its own personal property and equipment, and trade fixtures which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored.

(e)  Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Alterations or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees.

(f)  Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02	INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to Substantially Complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Alterations, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the aforesaid, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.01 (d) (i) above.

14.03	RENT ABATEMENT

Except for fire or casualty caused by the willful misconduct (but not negligence) of Tenant or its agents, employees, contractors or invitees, and as provided in Section 16.04, Waiver of Subrogation, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period. Rent shall continue to abate until such time that a substantial portion of the Premises are restored so that Tenant can conduct its business from the Premises.

ARTICLE FIFTEEN
EMINENT DOMAIN

15.01	TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02	TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Rent Adjustment to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or

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proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Alterations) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord or Tenant shall each have the right to terminate this Lease upon ninety (90) days prior written notice to the other party, so long as such condemnation materially interferes with Tenant’s use of the Premises.

15.03	COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Alterations paid for by Tenant without any credit or allowance from Landlord, costs of relocation, or any other costs Tenant incurs as a result of the condemnation, so long as there is no diminution of Landlord's award as a result.

ARTICLE SIXTEEN
INSURANCE

16.01	TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies licensed to do business in the State of Texas and having an A.M. Best’s rating of A/X or better, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for a combined single limit of Two Million and No/100 Dollars ($2,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance for an amount of not less than One Million and No/100 Dollars ($1,000,000.00), both in accordance or required by the laws of the State of Texas; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all equipment, installations, fixtures and contents of the Premises in the event of loss and any such policy shall contain a provision requiring the insurance carriers to waive their rights of subrogation against Landlord; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.02	FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as an additional insured (except Workers’ Compensation and Employers’ Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of Texas and having an A.M. Best’s rating of A/X or better, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and (v) shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy. Neither Tenant’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Tenant with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Landlord’s negligent acts or omissions or willful misconduct.

16.03	LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of Texas on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct.

16.04	WAIVER OF SUBROGATION

(a)  Landlord agrees that, so long as the same is permitted under the laws of the State of Texas, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

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(b)  Tenant agrees to include, so long as the same is permitted under the laws of the State of Texas, in its "All Risks" insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease, appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c)  Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance or would be covered but for Landlord’s failure to obtain any insurance required hereunder, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees for loss or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance required under this Lease or would be covered but for Landlord’s failure to obtain any insurance required hereunder, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d)  Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05	NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

ARTICLE SEVENTEEN
WAIVER OF CLAIMS AND INDEMNITY

17.01	WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord's agents and servants, except to the extent caused by the willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Nothing in this Section 17.01 shall relieve Landlord from its obligations expressly set forth in this Lease. Notwithstanding anything to the contrary contained herein, and to the extent permitted by Law, Landlord and Tenant each hereby waive any claims for any consequential, special or punitive damages against the other party, whether or not caused by the willful or wrongful act of the other party.

17.02	INDEMNITY BY TENANT (Intentionally Deleted)

ARTICLE EIGHTEEN
RULES AND REGULATIONS

18.01	RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit "D" attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time, which modifications shall not increase Tenant’s monetary obligation hereunder or materially alter any other obligations or rights hereunder.

18.02	ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit "D" or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a

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uniform and non-discriminatory manner. Tenant shall pay to Landlord all damages caused by Tenant's failure to comply with the provisions of this Article Eighteen and shall also pay to Landlord as additional Rent an amount equal to any increase in insurance premiums caused by such failure to comply.

ARTICLE NINETEEN
LANDLORD'S RESERVED RIGHTS

19.01	RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last six (6) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to or use of the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

ARTICLE TWENTY
ESTOPPEL CERTIFICATE

20.01	IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that, to the best of Tenant’s knowledge, Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested. To the extent that Tenant believes any of the foregoing to be inaccurate, Tenant shall specifically enumerate in the Certificate the alleged inaccuracy and Tenant’s basis for refusing to certify to such facts.

20.02	ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate within fifteen (15) days after receipt of written notice, then Landlord shall provide Tenant with another written notice and Tenant agrees to deliver an Estoppel Certificate within ten (10) days of Landlord’s written notice at which time such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a penalty equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such Estoppel Certificate.

ARTICLE TWENTY-ONE
RELOCATION OF TENANT

(Intentionally Deleted)

ARTICLE TWENTY-TWO
REAL ESTATE BROKERS

Tenant represents that, except for Cushman & Wakefield of Texas, Inc., Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant, other than Lincoln Property Company, as agent of Landlord. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to the broker, specified in this Article.

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ARTICLE TWENTY-THREE
MORTGAGEE PROTECTION

23.01	SUBORDINATION AND ATTORNMENT

Landlord represents and warrants that as of the date hereof there is no deed of trust or mortgage affecting the Property or an portion thereof or any ground or underlying lease affecting Real Property. This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed, provided, however, that the subordination of this Lease to any mortgage, deed of trust ground or underlying lease hereafter affecting the Property is expressly conditioned upon Tenant and the mortgagee or lessor (as applicable) entering into a subordination, nondisturbance and attornment agreement substantially in the form of Exhibit "K" attached hereto and made a part hereof, or such other form proposed by the mortgagee or lessor (as applicable) which shall contain terms and conditions no more adverse to Tenant than contained in the form attached as Exhibit "K". If any such mortgage or trust deed is foreclosed, (including the sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

23.02	MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the rent or shorten the term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE TWENTY-FOUR
NOTICES

(a)  All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

(b)  All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed below:

(1)	Notices to Landlord shall be addressed:

Metropolitan Life Insurance Company
Attn: Property Manager
5400 LBJ Freeway, Suite 1400
Dallas, Texas 75240

with a copy to the following:

Metropolitan Life Insurance Company
Attn: Assistant Vice-President

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5420 LBJ Freeway, Suite 1310
Dallas, Texas 75240

(2)	Notices to Tenant shall be addressed:

Citadel Security Software, Inc.
5420 LBJ Freeway, Suite1600
Dallas, Texas 75240
Attn. President

With a copy to:

Michele Roberts
Roberts & Smaby, P.C.
1717 Main Street, Suite 3000
Dallas, Texas 75201

(c)  If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant or in the case of delivery by Federal Express or other overnight courier service, notices shall be effective upon acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant.

(d)  By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE TWENTY-FIVE
MISCELLANEOUS

25.01	LATE CHARGES

All payments required hereunder (other than the Monthly Base Rent and Rent Adjustments, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord's demand therefore, except as otherwise expressly provided in Article 3, and Section 11.01(i) herein. All such amounts (including, without limitation Monthly Base Rent and Rent Adjustments not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

25.02	WAIVER OF JURY TRIAL

As a material inducement to Landlord to enter into this Lease, Tenant hereby waives its right to a trial by jury of any issues relating to or arising out of its obligations under this Lease or its occupancy of the Premises. Tenant acknowledges that it has read and understood the foregoing provision.

25.03	DEFAULT UNDER OTHER LEASE

It shall be a Default under this Lease if Tenant or any Affiliate holding any other lease with Landlord for premises in the Building defaults under such lease and as a result thereof such lease is terminated or terminable.

25.04	OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, except that it shall constitute an irrevocable offer on the part of Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

25.05	TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

25.06	ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

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25.07	MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified. No modifications shall be effective unless Landlord notifies Tenant in writing of such modifications.

25.08	EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord's equity interest in the Property and in no event against any other assets of the Landlord, or Landlord's officers or directors.

25.09	ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

25.10	LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided that all of Landlord's obligations hereunder are specifically assumed by the buyer or transferee, and Tenant has received written notice thereof.

25.11	BINDING EFFECT

This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.12	CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.13	APPLICABLE LAW

This Lease shall be construed in accordance with the laws of the State of Texas. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.14	ABANDONMENT

In the event Tenant vacates or abandons the Premises during the last six (6) months of the Lease Term, but is otherwise in compliance with all the terms, covenants and conditions of this Lease such vacation or abandonment shall not constitute a Default by Tenant, but Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02 (a), hereof, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, and the Lease shall continue in effect.

25.15	LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If a Default occurs under this Lease or the Workletter, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

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IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.01(4) hereof.

LANDLORD:		TENANT:
METROPOLITAN LIFE INSURANCE COMPANY		CITADEL SECURITY SOFTWARE, INC.

By:		By:
	Kurt W. Day	Name:
Director
Title:
Date:
Date:

12/27/96( ) lease10.3lc

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EXHIBIT "A"

TO
OFFICE LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD, AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

LEGAL DESCRIPTION

Being a tract of land situated in the Isaiah Park Survey, Abstract No. 1144, Dallas County, Texas and being part of the City of Dallas Block 7000, and being more particularly described as follows:

BEGINNING at the intersection of the South line of IH-635 (variable width) and the West line of Noel Road (60 ft. R.O.W.); Thence along said West line of Noel Road and along a circular curve to the right having a beginning tangent bearing of South 25E 53' 11" East, a central angle of 25E 57' 41", a radius of 50.00 ft., a tangent length of 11.53 ft. and an arc length of 22.66 ft. to the end of said circular curve to the right; Thence South 00E 04' 30" West along said West line of Noel Road a distance of 691.65 ft. to the True Point of Beginning;

THENCE South 00E 04' 30" West continuing along said West line of Noel Road a distance of 235.33 ft. to a point for a corner;

THENCE North 89E 55' 30" West leaving said West line of Noel Road a distance of 241.80 ft. to a point for a corner;

THENCE South 00E 04' 30" West a distance of 15.30 ft. to a point for a corner;

THENCE North 89E 55' 30" West a distance of 36.76 ft. to a point for a corner;

THENCE South 00E 04' 30" West a distance of 38.41 ft. to a point for a corner;

THENCE North 89E 55' 30" West a distance of 57.00 ft. to a point for a corner;

THENCE North 00E 04' 30" East a distance of 6.3 ft. to a point for a corner;

THENCE North 89E 55' 30" West a distance of 28.14 ft. to a point for a corner;

THENCE South 0E 04' 30" West a distance of 7.5 ft. to an iron rod for a corner;

THENCE North 89E 55' 30" West a distance of 16.2 ft. to an iron rod for a corner;

THENCE North 0E 04' 30" East a distance of 7.5 ft. to an iron rod for a corner;

THENCE North 89E 55' 30" West a distance of 191.5 ft. to an iron rod for a corner;

THENCE South 00E 04' 30" West a distance of 18.0 ft. to a point for a corner;

THENCE North 89E 55' 30" West a distance of 82.0 ft. to a point for a corner;

THENCE North 00E 04' 30" East a distance of 24.5 ft. to a point for a corner;

THENCE North 89E 55' 30" West a distance of 32.10 ft. to a point for a corner;

THENCE North 00E 04' 30" East a distance of 31.00 ft. to a point for a corner;

THENCE North 89E 55' 30" West a distance of 157.5 ft. to a point for a corner;

THENCE South 0E 04' 30" West a distance of 13.4 ft. to an iron rod for a corner;

THENCE North 89E 55' 30" West a distance of 27.6 ft. to an iron rod for a corner;

THENCE North 0E 04' 30" East a distance of 13.4 ft. to an iron rod for a corner;

THENCE North 89E 55' 30" West a distance of 100.29 ft. to an iron rod for a corner;

THENCE South 00E 04' 30" West a distance of 135.38 ft. to a point for a corner;

THENCE South 73E 05' 00" West a distance of 86.27 ft. to a point in the East line of a 100 ft. Dallas Power & Light company R.O.W. for a corner;

1

THENCE North 16E 55' 00" West along said East line of 100 ft. Dallas Power & Light Company R.O.W. a distance of 465.82 ft. to a point for a corner;

THENCE South 89E 55' 30" East a distance of 562.31 ft. to a point for a corner;

THENCE North 30E 04' 30" East a distance of 57.58 ft. to a point for a corner;

THENCE South 89E 55' 30" East a distance of 62.95 ft. to a point for a corner;

THENCE South 30E 04' 30" West a distance of 57.58 ft. to a point for a corner;

THENCE South 89E 55' 30" East a distance of 294.93 ft. to a point for a corner;

THENCE South 00E 04' 30" West a distance of 39.65 ft. to a point for a corner;

THENCE South 89E 55' 30" East a distance of 269.33 ft. to the True Point of Beginning and containing 8.0410 Acres (350,266 sq. ft.) of land.

EXHIBIT "A" TO OFFICE LEASE AGREEMENT - Page 2

EXHIBIT "B"

TO
OFFICE LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD, AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

PLAN OF PREMISES

EXHIBIT "B" TO OFFICE LEASE AGREEMENT

EXHIBIT "C"

TO
OFFICE LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD, AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

WORKLETTER

This Workletter ("Workletter") describes and specifies the rights and obligations of Landlord and Tenant with respect to certain allowances granted to Tenant hereunder and rights and responsibilities of Landlord and Tenant with respect to the design, construction and payment for the completion of the Improvements within the Premises.

1.  Definitions. Terms which are defined in the Lease shall have the same meaning in this Workletter. Additionally, as used in this Workletter, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

(a)  Plans shall mean collectively, any plans and/or specifications and/or other information which shall detail the Work to be performed by Tenant in the Premises, and which shall be approved in writing by both Tenant and Landlord prior to the commencement of such Work.

(b)  Work shall mean all materials and labor to be added to the existing improvements in the Premises in order to complete the installation of the Improvements within the Premises by Tenant in accordance with the Plans.

(c)  Cost of the Work shall mean the cost of all materials and labor in order to complete the Work.

(d)  Landlord's Costs shall mean an amount up to but not in excess of the Allowance ($836,450.00) being the product of $25.00 times the number of square feet of rentable area in the Premises.

(e)  Tenant's Costs shall mean that portion of the Cost of the Work in excess of Landlord's Costs.

(f)  Tenant's Architect shall mean Alliance Architects, an architect licensed to practice in the State of Texas.

(g)  Change Costs shall mean all costs or expenses attributable to any change in the Plans which, when added to other costs and expenses incurred in completing the Work, exceed Landlord's Costs, including, without limitation, (i) any costs caused by direction of Tenant to omit any item of Work contained in the Plans, (ii) any additional architectural or engineering services, (iii) any changes to materials in the process of fabrication, (iv) the cancellation or modification of supply or fabricating contracts, (v) the removal or alteration of any Work or any plans completed or in process, or (vi) delays affecting the schedule of the Work.

(h)  Working Days shall mean all days of the week other than Saturday, Sunday, and legal holidays.

(i)  Contractor shall mean the general contractor selected by Tenant and approved by Landlord to perform the Work.

(j)  Improvements shall mean those improvements or remodeling to the Premises, if any, which Tenant shall provide according to the terms of this Workletter.

2.        Procedure and Schedules for the Completion of Plans. The Plans shall be completed in accordance with the following procedure and time schedules:

(a)  Submission and Approval of Plans. Tenant shall submit four (4) copies of the Plans to Landlord, specifying the intended design, character and finishing of the Improvements within the Premises.

      (i) The fees for Tenant's architect and any consultants or engineers retained by or on behalf of Tenant or Tenant's architect shall be paid by Tenant, or applied to the Allowance as specified in Section 1.03. to this Lease.

 (ii) Tenant shall have the sole responsibility for compliance of the Plans and the Work with all applicable statutes, codes, ordinances and other regulations, including the Americans with Disabilities Act, and the approval of the Plans or calculations included therein by Landlord shall not constitute an indication, representation or certification by Landlord that such Plans or calculations are in compliance with said statutes, codes, ordinances and other regulations. In instances where several sets of requirements must be met, the requirements of Landlord's insurance underwriter or the strictest applicable requirements shall apply where not prohibited by applicable codes.

(b)  Within five (5) Working Days after receipt of the Plans, Landlord shall return one (1) copy of the Plans to Tenant with Landlord's suggested modifications and/or approval. If the Plans are returned to Tenant with

EXHIBIT "C" TO OFFICE LEASE AGREEMENT

comments, but not bearing approval of Landlord, the Plans shall be immediately revised by Tenant and resubmitted to Landlord for approval within five (5) Working Days of their receipt by Tenant. Unless such action is taken, Tenant will be deemed to have accepted and approved all of Landlord's comments on the Plans. Unless Landlord returns the Plans within five (5) Working Days, Landlord shall be deemed to have accepted and approved Tenant's plans.

(c)   Upon completion of the Improvements, Tenant shall deliver to Landlord an "as-built" set of Plans for the Premises, together with such other information in an electronic media as required by Landlord to place the information from the "as-built" Plans in Landlord's data base.

3.    Payments. Landlord's obligation for payment with respect to the Work shall not exceed the aggregate amount of Landlord's Costs; and after Landlord has reimbursed Tenant in an amount equal to Landlord's Costs, Tenant shall thereafter pay all Cost of the Work, including, without limitation, any Change Costs. The Cost of the Work shall include a management fee payable to Landlord in the amount of two percent (2%) of the cost of the materials and labor constituting the Work, and a management fee payable to Tenant’s construction manager up to five percent (5%) of the cost of the materials and labor constituting the Work. Tenant may submit to Landlord a request for payment no more than once every thirty (30) days. In each such request, Tenant shall submit to Landlord copies of all invoices and Tenant shall certify that such request represents a just estimate of costs reimbursable to Tenant and that there are no known mechanic's or materialmen's liens outstanding at the date of requests and that there is no known basis for the filing of any mechanic's or materialmen's liens relating to the Work and that waivers from all subcontractors, mechanics and materialmen have been obtained in such form as to constitute an effective waiver of lien under the laws of the State of Texas. Landlord shall pay the amount due under each request for payment within thirty (30) days of receipt. Notwithstanding the foregoing, Tenant must use any remaining balance of the Allowance before December 31, 2004.

4.    Performance of the Work. Tenant shall, at its expense and in a manner and on terms and conditions and at times satisfactory to and approved in writing by Landlord, construct, install and complete the Improvements in the Premises subject to the following requirements.

(a)	Tenant shall commence, and shall thereafter prosecute diligently to completion, the Work.

(b)

Tenant shall use only contractors, subcontractors and workers approved by Landlord in writing prior to Tenant's contracting with such contractor or such contractors contracting with such subcontractors. Landlord shall have the right to stop all work in the Premises, at no cost to Landlord, if any contractor, subcontractor or worker working in the Premises is not so approved by Landlord. Tenant shall cause the Contractor to perform the Work in conformity with Landlord's requirements as set forth in "Manager's Conditions for Tenant Managed Construction" and in substantial accordance with the Plans.

(c)

The Work shall not adversely affect any structural component of the Building or the Building's HVAC system, plumbing system, electrical system, or other mechanical systems or elevators. The Work shall be generally consistent in quality with the quality of construction of the Building. Neither the Work nor the installation of Tenant's furniture, fixtures and equipment shall exceed the presently existing live load capacity of the floor on which the Premises are located without Landlord's prior written approval. Tenant shall remove all debris and waste material relating to any construction area and leave the immediately surrounding areas in broom-clean condition.

(d)

As soon as reasonably practical, but in any event prior to the commencement of the Work, Tenant shall furnish to Landlord a policy or policies of builder's risk and liability insurance coverage naming Landlord and Tenant as additional named insureds, as their interests may appear, in amounts and coverages satisfactory to Landlord and issued by an insurance company or companies which carries a policy holders rating of not less than "A+" and a financial rating of not less than "X" as designated in the most current Best's Insurance Guide and which shall be licensed to do business in the State of Texas.

(e)	Landlord shall review and monitor the construction of the Work. Tenant and its contractors shall cooperate with the Landlord as appropriate and shall meet weekly to discuss progress of the Work.

(f)	All materials used in the construction, installation and completion of the Work shall be at least Building Standard. The Work shall be completed in a good and workerlike manner.

(g)

Tenant shall cause all work relating to the Work to be performed in a good and workerlike manner at Tenant's expense in compliance with all applicable legal requirements by contractors approved in advance in writing by Landlord in accordance with the Plans.

(h)

Tenant's contractors, laborers, materialmen and others furnishing labor or materials for the Work shall work in harmony and not interfere with any labor utilized by Landlord, Landlord's contractors or mechanics or by any other tenant or such other tenant's contractors or mechanics; and if at any time such entry by one or more persons furnishing labor or materials for the Work shall cause disharmony or interference, Landlord may require Tenant to cause the Work to cease immediately at no cost to Landlord, and cause the disharmony or interference to cease.

(i)	Tenant's Contractor, its subcontractors and suppliers and their employees shall use only the service elevators and shall observe all the rules and regulations of the Project and Building while in the

EXHIBIT "C" TO OFFICE LEASE AGREEMENT

Building. Tenant shall be responsible for all cleaning, repair and maintenance of any area of the Building damaged or disturbed in connection with the Work.

(j)

Tenant shall indemnify and hold Landlord, the manager and all of their employees and agents, harmless against any and all claims, demands, loss or damages (including attorney's fees and expenses) arising out of or in connection with any of the Work (except to the extent arising out of the negligence or willful misconduct of Landlord, the manager of the Building, or their respective agents, employees or contractors).

5.    Change Orders. All changes and modifications in the Work from that contemplated in the Plans, whether or not such change or modification gives rise to a Change Cost, must be evidenced by a written Change Order executed by both Landlord and Tenant. In that regard, Tenant shall submit to Landlord such information as Landlord shall require with respect to any Change Order requested by Tenant. After receipt of a requested Change Order, together with such information as Landlord shall require with respect thereto, Landlord shall return to Tenant either the executed Change Order, which will evidence Landlord's approval thereof, or the Plans with respect thereto with Landlord's suggested modifications.

6.    Tenant License To Enter Premises. Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date in order that Tenant may perform the Work. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon worker's compensation and public liability insurance and property damage insurance, all in amounts and with companies and on forms satisfactory to Landlord being provided and at all times maintained by Tenant's contractors engaged in the performance of the Work, and certificates of such insurance being furnished to Landlord prior to commencing the Work. If at any time such entry shall cause disharmony and interference to other contractors, or labor, including strikes or other work stoppages, this license may be immediately withdrawn by Landlord upon notice to Tenant. During such entry, Tenant shall be deemed to be obligated by all of the terms, covenants, provisions, and conditions of the Lease except as to the covenant to pay rent. During such entry, Tenant acknowledges that Landlord shall have no obligation under the Lease and specifically shall have no obligation to provide those services called for under Section 6.01 of the Lease prior to the Commencement Date. Tenant further acknowledges that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of the workers performing the Work, the same being solely at Tenant's risk.

7.    Liens. All work in connection with the Work shall be done and completed, in such manner to insure that no mechanic's, materialman's or similar liens attach to the Building and Tenant shall obtain from the Contractor, and subcontractors and materialmen lien waivers and releases, copies of which shall be furnished to Landlord when received. If a claim for any such lien shall be filed against the Building or any part thereof, Tenant shall have such claim of lien immediately removed and present evidence of such removal to Landlord by bonding or other method acceptable to Landlord.

8.    Whole Agreement; No Oral Modification. This Workletter, together with the Lease, embodies all representations, warranties and agreements of Landlord and Tenant with respect to the matter described herein, and this Workletter may not be altered or modified except by an agreement in writing signed by the parties.

9.    Paragraph Headings. The paragraph headings contained in this Workletter are for convenient reference only and shall not in any way affect the meaning or interpretation of such paragraphs.

10.          Notices. All notices required or contemplated hereunder shall be given to the parties in the manner specified for giving notices under the Lease.

11.          Binding Effect. This Workletter shall be construed under the laws of the State of Texas and shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

12.          Conflict. In the event of conflict between this Workletter and any other exhibits or addenda to the Lease, this Workletter shall prevail.

EXHIBIT "C" TO OFFICE LEASE AGREEMENT

EXHIBIT "D"

TO
OFFICE LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD, AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

RULES AND REGULATIONS

1.  Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the leased premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

2.  Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

3.  No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its discretion. Building standard suite identification signs will be prepared by Landlord at Tenant's expense. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

4.  Tenants shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

5.  Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible Tenant.

6.  A Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require.

7.  Corridor doors, when not in use, shall be kept closed.

8.  All deliveries must be made via the service entrance and service elevator, when provided, during normal working hours. Landlord's written approval must be obtained for any delivery after normal working hours.

9.  Each Tenant shall cooperate with Landlord's employees in keeping their leased premises neat and clean.

10.    Tenants shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the leased premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with them.

11.    No animals shall be brought into or kept in or about the Building, except guide dogs or similar support animals accompanying persons who are physically disabled.

12.    When conditions are such that Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 7:30 a.m. and 5:30 p.m., respectively.

13.    No machinery of any kind, other than ordinary office machines such as typewriters and calculators, shall be operated on the leased premises without the prior written consent of Landlord, nor shall a tenant use or keep in the Building any inflammable or explosive fluid or substance (including Christmas trees and ornaments), or any illuminating materials, except candles. No space heaters or fans shall be operated in the Building.

14.    No bicycles, motorcycles or similar vehicles will be allowed in the Building.

15.    No nails, hooks, or screws shall be driven into or inserted in any part of the Building except as approved by Landlord.

16.    Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

17.    Other than typical vending machines to be used by Tenant’s employees, no food and/or beverages shall be sold or distributed from Tenant's office without the prior written approval of the Building Manager.

EXHIBIT "D" TO OFFICE LEASE AGREEMENT - Page 1

18.    Except for certain areas requiring confidentiality, no additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to the leased premises by Landlord. No duplicates of such keys shall be made by Tenants. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord.

19.    Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be for Tenant's account. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

20.    Tenant shall comply with parking rules and regulations as may be posted or distributed from time to time.

21.    No portion of the Building shall be used for the purpose of lodging rooms.

22.    Vending machines or dispensing machines of any kind will not be placed in the leased premises by a Tenant.

23.    Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds, drapes or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

24.    No Tenant shall make any changes or alterations to any portion of the Building without Landlord's prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by contractors and/or workmen approved by Landlord, working under Landlord's supervision.

25.    Tenants shall provide plexiglass or other pads for all chairs mounted on rollers or casters.

26.    Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its judgment shall from time to time be necessary or advisable for the operation of the Building, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.

INTERPRETATION OF SPECIFIC RULES AND REGULATIONS

1.

With respect to Rule No.13 of Exhibit "D", such rule shall not be construed as prohibiting typical office machines such as computers and copiers; provided, however, that such equipment shall be nevertheless subject to applicable floor load requirements. Such rule is also intended to prohibit tenants from keeping inflammable and explosive materials in the Building and shall not be construed as to prohibit Tenant from keeping a non-flammable artificial Christmas tree without lights or other illuminating items on the Premises (unless such lights are approved by Underwriter’s Laboratories). Current applicable fire codes and laws prohibit the use of space heaters in buildings. The rule shall also not be construed as to prohibit Tenant from using small desk-top fans in accordance with applicable codes and laws.

2.

With respect to Rule No. 15 of Exhibit "D", Landlord shall not unreasonably withhold its consent to the use of hardware typical used to hang bulletin boards, works of art, framed diplomas and certificates and similar furnishings, provided that such hardware does not affect the mechanical, electrical or plumbing systems or the structural integrity of the Building.

3.	With respect to Rule No. 22 of Exhibit "D", Landlord agrees that such rule shall not apply to vending machines or dispensing machines in Tenant’s employee lunch rooms.

4.

With respect to Rule No.24 of Exhibit "D", Landlord shall not unreasonably withhold its consent with respect to any alteration to the Premises which (a) costs $15,000.00 or less, (b) does not involve work above the ceiling in the Premises or any other part of the Building, and does not affect, in any way, the mechanical, electrical, plumbing and/or structural components of the Building. Any contractor or contractors employed by Tenant to complete such alterations must be approved by landlord in writing prior to the commencement of such alterations and such consent may be granted or withheld in Landlord’s sole discretion.

5.

With respect to Rule No. 25 of Exhibit "D", Tenant shall not be required to provide plexi-glass or other pads for all chairs mounted on rollers and casters which have been designed to be utilized on carpet.

6.

With respect to Rule No.26 of Exhibit "D", Landlord agrees that any changes to the Rules and Regulations shall be generally applicable to all tenants of the Building, and Landlord shall use reasonable efforts to enforce the rules and regulation of the Building in a uniform and non-discriminatory manner.

EXHIBIT "D" TO OFFICE LEASE AGREEMENT - Page 2

EXHIBIT "E"

TO
OFFICE LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD, AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

PARKING

This Exhibit "E" ("Parking Exhibit") describes and specifies Tenant's parking rights. During the Lease Term, Tenant shall have the right to use eighty-six (86) unreserved parking spaces ("Spaces") at no cost during the initial Term of the Lease in a parking garage located in or about the Centre ("Parking Garage"). Initially, the Spaces shall be located on the levels of the Parking Garage as designated on Schedule 1 attached to this Parking Exhibit and incorporated herein by reference. Provided, however, Landlord reserves the unconditional right, in its absolute discretion, to relocate the Spaces to any levels within another Parking Garage in or about the Centre at any time and from time to time, but not more often that twice during any year of the Term.

1.  Definitions. The terms which are defined in the Lease shall have the same meaning in this Parking Exhibit.

2.  Grant and Rental Fee. Provided no event of default has occurred and is continuing under the Lease, Tenant shall be permitted the use of the Spaces during the Term at no charge, subject to such terms, conditions, and regulations as are, from time to time, promulgated by Landlord or the manager of the Parking Garage, or applicable to patrons of the Parking Garage for spaces similarly situated therein, and subject to the Spaces being relocated as provided above. In the event the Premises are increased or decreased during the Term, the number of Spaces available to Tenant shall likewise be increased or decreased so that the aggregate number of Spaces to which Tenant is entitled shall equal one (1) Space for each three hundred ninety (390) square feet of Rentable Area within the Premises for the Parking Garage, and one (1) Surface Parking Space for each two hundred (200) square feet of Rentable Area within the Premises (minus the number of Parking Garage Spaces) for the Surface Parking Spaces.

3.  Tenant's Failure to Use Spaces. In the event that Tenant (after the Commencement Date and at any time during the Term) fails to utilize all or any of the Spaces for sixty (60) consecutive business days, and such failure continues for ten (10) day following written notice to Tenant. Notwithstanding the foregoing, however, Landlord shall make any withdrawn spaces available to Tenant within ten (10) days following Landlord’s receipt of Tenant’s written request therefore. The failure, for any reason, of Landlord to provide or make available such Spaces to Tenant or the inability of Tenant to utilize all or any portion of the Spaces shall under no circumstances be deemed a default by Landlord under the Lease so as to permit Tenant to terminate the Lease, in whole or in part.

4.  Risk. All motor vehicles (including all contents thereof) shall be parked in the Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles. Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of or in connection with the parking of said motor vehicles in any of the Spaces, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant's operation of vehicles in the parking areas pursuant to this Agreement (other than such liabilities as arise out of the gross negligence or willful misconduct, of Landlord, its agents or contractors).

5.  No Bailment. It is further agreed that this Parking Exhibit shall not be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant hereby is that of licensor and licensee, respectively.

6.  Rules and Regulations. In its use of the Spaces, Tenant shall follow all of the Rules and Regulations of the Building (attached to the Lease as Exhibit "D") applicable thereto, any rules and regulations promulgated by Landlord or the manager of the Parking Garage, as the same may be amended from time to time. Upon the occurrence of any breach of such rules, or default by Tenant under the Lease, Landlord shall be entitled to terminate this Parking Exhibit, in which event Tenant's right to utilize the Spaces shall thereupon automatically cease.

7.   Access. Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards), to assure that only those persons who have contracted to use spaces in the Parking Garage are using the parking spaces therein. Landlord currently limits access to the Parking Garage through the use of a parking entry card system, the cards for which shall be provided by Landlord. These cards are different from and do not, without a specific request from Tenant, entitle the holder thereof to an after-hours entry card to the Building (pursuant to the terms of Section 7.04). Landlord agrees to provide to Tenant eighty-six (86) parking entry cards for a non-refundable deposit of $10.00 per card. Tenant further agrees to surrender all parking entry cards in its possession upon the expiration or earlier termination of this Lease. Landlord shall be entitled to cancel any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Tenant shall pay Landlord for each additional card(s) or for each replacement card(s) for any card(s) lost by or stolen from Tenant, in such amount as Landlord shall, from time to time determine, the present charge for such lost or stolen cards being $100.00 per card. Tenant acknowledges that the parking entry card may also be the same as the master entry card used for access to the Building during other than normal business hours, and to the extent the cards are the same, agrees that the provisions of Section 7.04 of the Lease shall also be applicable and in the event of a conflict with the provisions of this Parking Exhibit, the provisions of Section 7.04 shall control. In the event Tenant, its agents or

EXHIBIT "E" TO OFFICE LEASE AGREEMENT - Page 1

employees wrongfully park in any of the Parking Garage's spaces, Landlord shall be entitled and is hereby authorized to have any such vehicle towed away, at Tenant's sole risk and expense, and Landlord is further authorized to impose upon Tenant a penalty of $25.00 for each such occurrence. Tenant hereby agrees to pay all amounts falling due hereunder upon demand therefor, and the failure to pay any such amount shall additionally be deemed an event of default hereunder and under the Lease, entitling Landlord to all of its rights and remedies hereunder and thereunder.

8.  Notwithstanding anything seemingly to the contrary herein, Tenant and its employees, agents, suppliers, customers and invitees shall have a non-exclusive right to use, during the Lease Term at no charge, up to eighty-one (81) parking spaces (Neon Orange Permit Color) on the surface parking lots of the Building on a first come, first served basis. Landlord reserves the unconditional right, in its absolute discretion, to reduce the amount of surface parking areas of the Centre at any time and from time to time so long as Tenant’s parking rights are not impaired.

9.  As availability permits, it is agreed that Tenant shall have the right to substitute up to fifteen (15) of Tenant’s Unreserved Spaces for up to fifteen (15) Reserved Spaces in the Parking Garage and in the event Tenant exercises such option Tenant shall be charged for such fifteen (15) Reserved Spaces (or so many thereof as Tenant elects to utilize) at the rate of $75.00 per space per month.

EXHIBIT "E" TO OFFICE LEASE AGREEMENT - Page 2

SCHEDULE "E-1"

TO
OFFICE LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD, AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

EAST GARAGE

			TENANT’S
		NUMBER	MONTHLY
LEVEL	COLOR	OF SPACES	PRICE PER SPACE

1	RED	10	$0.00

2	YELLOW	10	$0.00

3	GREEN	10	$0.00

4	BROWN	10	$0.00

5	BLUE	10	$0.00

6	ORANGE	0	$0.00

	TOTAL	50

WEST GARAGE

			TENANT’S
		NUMBER	MONTHLY
LEVEL	COLOR	OF SPACES	PRICE PER SPACE

1	WHITE	12	$0.00

2	BLACK	12	$0.00

3	RED	12	$0.00

	TOTAL	36

WEST SURFACE PARKING
EMPLOYEE PARKING (Permit Required)

			TENANT’S
	PERMIT	NUMBER	MONTHLY
LEVEL	COLOR	OF SPACES	PRICE PER SPACE

Surface	NEON ORANGE	81	$0.00

SCHEDULE "E-1" TO OFFICE LEASE AGREEMENT - Page Solo

EXHIBIT "F"

TO
OFFICE LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD, AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

RENEWAL OPTION

This Exhibit "F" ("Renewal Exhibit") describes and specifies the option, granted by Landlord to Tenant to extend and renew this Lease. Provided that, at the time in question, this Lease is then in full force and effect and there is no uncured event of default under this Lease, Tenant shall have the option ("Option") to renew this Lease as follows:

1.     Defined Terms. For purposes of this Renewal Exhibit, all terms defined in the Lease will be utilized herein without further definition. Terms specifically applicable to this Renewal Exhibit shall have the meaning specified in this Renewal Exhibit and shall be delineated by initial capital letters.

2.	Exercise of Option.

(a)    Tenant may, by notifying Landlord of its election in writing not less than nine (9) months nor more than twelve (12) months prior to the end of the Term, renew this Lease for an additional term ("Second Term") beginning on the date next following the expiration date of the Term and continuing for sixty (60) months thereafter. The renewal of this Lease will be upon the same terms, covenants, and conditions applicable during the Term, as provided in the Lease, except that (i) the Base Rent payable during the Second Term shall be an amount equal to the existing "market rental rate" (as defined below) as of the date on which the Second Term commences, (ii) the defined term "Term" shall be deemed to include the "Second Term", (iii) no free rent, allowances, options (except as provided in Paragraph 2(b) below), parking concessions, special rent concessions or construction obligations, if any, will apply to the Second Term and (iv) Tenant shall have only the option to renew the Lease specified in Paragraph 2(b) hereof. In addition, Base Rent shall continue to be adjusted as provided in Article Four of the Lease. As used herein, the phrase "market rental rate" shall mean the prevailing rental that a willing tenant would pay and a willing landlord would accept for comparable space in arm’s-length bona fide negotiation for a period of time equal to the term of the Second Term in class-A office buildings within a one (1) mile radius of the Centre, taking into account all relevant factors including, but not limited to, the length of the renewal term, the presence or absence of any leasing commissions payable by Landlord, the quality of services provided, existing leasehold improvements, the credit of Tenant, the quality and age of the building, rental concessions and other inducements then being offered in the market place, and the base year used to calculate operating expense pass-throughs.

(b)    Tenant may, by notifying Landlord of its election in writing not less than nine (9) months nor more than twelve (12) months prior to the end of the Second Term, renew this Lease for an additional term ("Third Term") beginning on the date next following the expiration date of the Second Term and continuing for sixty (60) months thereafter. The renewal of this Lease will be upon the same terms, covenants, and conditions applicable during the Second Term, as provided in the Lease, except that (i) the Base Rent payable during the Third Term shall be an amount equal to the existing "market rental rate" (as defined below) as of the date on which the Third Term commences, (ii) the defined term "Term" shall be deemed to include the "Third Term", (iii) no free rent, allowances, options, parking concessions, construction obligations or special rent concessions, if any, will apply to the Third Term, and (iv) Tenant shall have no further options to renew the Lease under this Renewal Exhibit. In addition, Base Rent shall continue to be adjusted as provided in Article Four of the Lease. As used herein, the phrase "market rental rate" shall mean the prevailing rental that a willing tenant would pay and a willing landlord would accept for comparable space in arm’s-length bona fide negotiation for a period of time equal to the term of the Third Term in class-A office buildings within a one (1) mile radius of the Centre, taking into account all relevant factors including, but not limited to, the length of the renewal term, the presence or absence of any leasing commissions payable by Landlord, the quality of services provided, existing leasehold improvements, the credit of Tenant, the quality and age of the building, rental concessions and other inducements then being offered in the market place, and the base year used to calculate operating expense pass-throughs.

3.    Termination of Option. The failure of Tenant to exercise the Option herein granted within the time period set forth herein shall constitute a waiver and termination of such Option. In addition, any termination of this Lease during the Term or any assignment, subletting, or other transfer by Tenant, whether or not with the approval of Landlord, shall terminate the Option contained in this Renewal Exhibit.

EXHIBIT "F" TO OFFICE LEASE AGREEMENT - Page Solo

EXHIBIT "G"

TO
OFFICE LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD, AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

RIGHT OF FIRST REFUSAL

This Exhibit "G" ("Refusal Exhibit") describes and specifies the right of first refusal hereby granted by Landlord to Tenant with respect to the space within the Building described below, which right of first refusal is being granted upon the following terms and conditions:

1.  Defined Terms . For purposes of this Refusal Exhibit, all terms defined in the Lease will be utilized herein without further definition. Terms specifically applicable to this Refusal Exhibit shall have the meanings specified in this Refusal Exhibit and shall be delineated by initial capital letters.

2.      Grant of Right of First Refusal. Landlord hereby grants to Tenant a right of first refusal ("Refusal Right") with respect to approximately 18,419 square feet of Rentable Area located on the fifteenth (15th) floor of the Building, which is described on Schedule "G-1" attached hereto and incorporated herein by reference for all purposes ("Refusal Space").

3.      Conditions. Notwithstanding any other provisions herein seemingly to the contrary Tenant’s Refusal Right is subject to and/or conditioned upon the following:

(a)

the existing rights of any other tenants presently occupying space in the Building under their existing leases (as of the date of the Lease, there are no existing rights of any other tenants presently occupying space in the Building for the fifteenth (15th) floor under their existing lease); and

(b)	the Refusal Right shall not be applicable during any time when there is an uncured event of default under the Lease.

4.    Exercise of Refusal Right. In the event the Refusal Space in the Building becomes available, availability, for purposes hereof, to be at the sole determination of Landlord, as Landlord receives a bona fide offer from a third party to lease all or a part of the Refusal Space which Landlord desires to accept, Landlord shall so notify Tenant and shall include in such notice the rental rate for the subject Refusal Space, expense stop and any lease concessions (including Brokerage fees) to be granted by Landlord to such bona fide 3rd party offeror. Tenant shall have ten (10) days from the receipt of such notice to notify Landlord in writing of the exercise by Tenant of Tenant’s Refusal Right with respect to the subject Refusal Space, which shall be on the same terms and with respect to the entire space specified in Landlord’s notice. In the event that Tenant fails to so notify Landlord within such ten (10) day period, Tenant shall be deemed to have irrevocably waived its Refusal Right with respect to the subject Refusal Space; and Landlord shall have the right to enter into a Lease with such third party with respect to that Refusal Space. In the event that Landlord and such third party fail to agree upon such a lease then Tenant’s Refusal Right shall be reinstated. In the event the Tenant elects to exercise such a Refusal Right with respect to the subject Refusal Space and does in fact exercise such Refusal Right in the manner and within the time period specified herein, Landlord and Tenant shall, within thirty (30) days after Tenant delivers to Landlord notice of its election, enter into a written amendment modifying and supplementing the Lease and containing such other terms and provisions as may be appropriate. Nothing herein should be construed to permit Tenant to lease some but not all of the Refusal Space if Landlord has received from or provided to a third party a non-binding proposal with respect to all of such space. In the event that Tenant fails to enter into said amendment solely because of tenant delays within such thirty (30) day period, Tenant shall be deemed to have irrevocably waived its Refusal Right with respect to the subject Refusal Space; and Landlord shall have the right to enter into a lease with any party with respect to that Refusal Space. Except as may be specifically modified in such amendment and except with respect to the Base Rent, the expense stop, and lease concessions applicable to the subject Refusal Space, as herein specified, the terms and provisions of the Lease, shall, on the day of delivery of the subject Refusal Space to Tenant, automatically apply and become applicable to the subject Refusal Space; and the subject Refusal Space, as of the date of such delivery, shall automatically and without the necessity of further documentation, become and be deemed to be a part of the Premises. Effective as of the date of delivery of the subject Refusal Space to Tenant, the Net Rentable Area within the subject Refusal Space shall be included with the determination of Rent Adjustments and Tenant’s pro rata share of Electrical Costs, as provided in Article Four of this Lease.

Notwithstanding anything herein seemingly to the contrary, if Tenant fails to exercise its refusal rights and a third party enters into a lease with Landlord, Landlord shall have the right to enter into renewals and extensions of such lease on such terms as may be acceptable to Landlord and such third party without triggering Tenant's Refusal Right; provided, however, upon the termination of such lease with the third party, Tenant’s rights under this Exhibit "G" shall be again reinstated in accordance with the terms thereof with respect to the space in question. In addition, if Landlord’s notice to Tenant triggering the right of first refusal applies to only a portion of the Refusal Space, Tenant’s rights shall remain in full force and effect with regard to the remaining Refusal Space in accordance with the terms of the Exhibit "G". Nothing in this paragraph shall require Landlord to give an Offer Notice following the Refusal Right Expiration Date.

5.    Delivery of Refusal Space. Any Refusal Space shall be delivered to Tenant vacant and unoccupied and "as is" without benefit of improvements (except Shell Improvements, if any ) unless the refusal notice specifies that an allowance is to be granted for the improvement or refurbishment of the subject Refusal Space, in which event Tenant will receive the allowance specified in Landlord’s notice. Notwithstanding the aforesaid, Landlord’s allowance in connection with the

EXHIBIT "G" TO OFFICE LEASE AGREEMENT - Page 1

Refusal Space shall be decreased on a pro rata basis based upon the length of the remainder of the Lease Term from and after the effective date. In the event that any improvements or restoration work is to be incorporated into the Refusal Space, the amendment shall contain provisions reflecting the agreement of Landlord and Tenant with respect thereto. Landlord shall use reasonable diligence to deliver the subject Refusal Space on the date specified in Landlord’s notice of its availability, but in no event shall Landlord have any liability for the failure to deliver the subject Refusal Space to Tenant on such date, nor shall any such failure impair the validity of the Lease, extend the Lease Term (it being understood that the Lease Term with respect to the Refusal Space shall be coterminous with the Lease Term for the Premises), or impair any obligations of Tenant under the Lease, it being understood that the Rent applicable to the subject Refusal Space shall be abated until possession is delivered to Tenant in full settlement of all claims that Tenant might otherwise have against Landlord by reason of the failure to deliver possession of the subject Refusal Space to Tenant.

6.    Termination of Refusal Right. The Refusal Right shall automatically terminate upon (a) the end of the lease Term or earlier termination of the lease Term, whether by Landlord upon the occurrence of an Event of Default or otherwise, (b) the expiration of the time period specified in Paragraph 2 above, and/or (c) the failure of Tenant to exercise the Refusal Right with respect to any Refusal Space as and within the time period specified in Paragraph 3 above, but only with respect to the subject Refusal Space and the offer in question, unless reinstated as provided above, and (d) upon the assignment, subletting, or other transfer by Tenant other than to a related entity, whether or not with the approval of Landlord.

EXHIBIT "G" TO OFFICE LEASE AGREEMENT - Page 2

SCHEDULE "G-1"

TO
OFFICE LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD, AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

RIGHT OF FIRST REFUSAL

SCHEDULE "G-1" TO OFFICE LEASE AGREEMENT - Page Solo

EXHIBIT "H"

TO
OFFICE LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD, AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

CLUB MEMBERSHIP(S)

Landlord agrees to pay, on Tenant's behalf, the initial membership fee for up to one hundred fifty (150) full membership(s) (the "Membership(s)"), in Tenant's corporate name, to that certain club commonly known as the "City Club" (the "Club") located near the Building. Tenant shall be responsible for all fixed and/or periodic monthly dues during the period the Membership(s) are effective and all other fees and/or expenses arising in connection with the Membership(s). Landlord shall not be liable to Tenant for any failure by the Club to perform under the terms of the Membership(s) nor shall Landlord be liable to Tenant for any credit or other consideration in respect of the Membership(s) not utilized by Tenant or for any forfeiture of the Membership(s) by reason of the default of Tenant or any of its employees.

EXHIBIT "H" TO OFFICE LEASE AGREEMENT - Page Solo

EXHIBIT "I"

TO
OFFICE LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD, AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

STANDARD CABLE EXHIBIT

1.    Cable Television Services. Landlord agrees to provide Tenant with access to the "standard building package" of cable television stations. As of the date of this Lease, those stations are reflected on Schedule "I-1" attached hereto. Tenant understands that the standard building package may vary from time to time. Landlord shall have no liability to Tenant for any damage to the Premises or any of Tenant's equipment or personal property as a result of the installation, maintenance, repair or removal of the cable. Tenant shall give Landlord notice in the event that the cable system shall fail to operate properly. In no event shall Tenant undertake to repair the cable system. Notwithstanding the foregoing, Landlord shall have no liability to Tenant for any failure of the cable system.

2.    Fees. The initial charge for installing the cable in the Premises shall be paid by Tenant within thirty (30) days of Tenant's receipt of Landlord's invoice. Tenant acknowledges that while no monthly fee for this cable service will be charged at this time, Landlord reserves the right to charge such a fee in the future and, in such event, Tenant shall pay such fee as additional Rent subject to termination in accordance with Paragraph 3 below.

2.    Termination of Cable Television Services. Either Landlord or Tenant may terminate the provision of cable television services upon thirty (30) days notice to the other party with or without cause. In addition, Landlord's obligation to provide cable television services shall automatically terminate, without notice and without any liability to Tenant, in the event Landlord should be unable or unwilling to provide them at any time and for any reason.

EXHIBIT "I" TO OFFICE LEASE AGREEMENT - Page Solo

SCHEDULE "I-1"

TO
OFFICE LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD, AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

CABLE LISTINGS
FOR LINCOLN CENTRE CABLE SYSTEM

STANDARD CABLE PACKAGE

CHANNEL 2	NOT USED
CHANNEL 3	KDAF (FOX)-LOCAL CHANNEL 33
CHANNEL 4	KDFW (CBS)-LOCAL CHANNEL 4
CHANNEL 5	KXAS (NBC)-LOCAL CHANNEL 5
CHANNEL 6	CNBC (FINANCIAL NEWS NETWORK)
CHANNEL 7	CNN-HEADLINE NEWS
CHANNEL 8	WFAA (ABC)-LOCAL CHANNEL 8
CHANNEL 9	THE WEATHER CHANNEL
CHANNEL 10	CSPAN
CHANNEL 11	ESPN
CHANNEL 12	LINCOLN CENTRE INTERNAL CHANNEL

SCHEDULE "I-1" TO OFFICE LEASE AGREEMENT - Page Solo

EXHIBIT "J"

TO OFFICE LEASE BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD,
AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

TERMINATION OPTION

This Exhibit "J" ("Termination Option Exhibit") describes and specifies the rights and obligations of Tenant to terminate this Lease prior to the end of the primary Term specified in the Lease.

1.  Defined Terms. For the purposes of this Termination Option Exhibit, all terms defined in the Lease will be utilized herein without further definition.

2.  Tenant's Election. Upon Tenant's completing all duties and obligations under this Lease and provided that Tenant is not in default under this Lease, Tenant may at its option elect to terminate this Lease as of 11:59 p.m. of the last day of the forty-eighth (48) full calendar month following the Commencement Date ("Termination Date") by delivering to Landlord not less than six (6) months prior written notice to such effect ("Termination Notice"), and following the Termination Date, this Lease shall be null and void and of no further force and effect, and neither Landlord nor Tenant shall have any further obligations or liabilities under this Lease, except with respect to obligations and liabilities of Tenant under the Lease accruing or arising prior to the Termination Date, including, without limitation, the indemnification obligations of Tenant arising from facts or circumstances thereunder arising or which arose prior to such Termination Date and the obligations of Tenant described in Paragraphs 4 and 5 hereof.

3.  Cessation of Base Rent. Upon proper exercise of the option described herein, except as otherwise expressly provided herein, Base Rent and all other charges due under the Lease shall cease and abate in their entirety as of the Termination Date. Landlord shall return any paid, unearned portions of Rent within thirty (30) days after the Termination Date provided that Landlord has first received written demand therefor from Tenant.

4.  Settlement Amount. Tenant agrees to pay to Landlord an amount ("Settlement Amount") equal to the sum of $ 1,498,869.81 which has been paid by Landlord to or on behalf of Tenant under this Lease, including, without limitation, any tenant improvement allowance, any deferred rent, and any brokerage commission which has been paid and/or is payable by Landlord in connection with the execution of this Lease, amortized over the total number of calendar months in the primary Term, at an interest rate factor of ten and one-half percent (10.5%). Since a portion of the Settlement Amount was incurred by Landlord upon reliance upon Tenant fully performing Tenant's obligations under this Lease, Tenant hereby acknowledges that Landlord will be damaged, upon an election by Tenant to terminate this Lease hereunder, in an amount equal to the aggregate dollar value of this Settlement Amount. The Settlement Amount shall be in the form of a certified or cashier's check or money order made payable to Landlord and shall be delivered to Landlord together with the Termination Notice.

5.  Surrender of Premises. After proper exercise of the option described herein, Tenant shall, on or before the Termination Date, surrender occupancy and deliver up the Premises to Landlord in as good condition as upon the Commencement Date, ordinary wear and tear excepted. Any personal property remaining in the Premises after the Termination Date shall be deemed to have been abandoned by Tenant, and Landlord may dispose of the same, without incurring any liability to Tenant. Landlord may also remove any such personalty at any time after the Termination Date and store the same and collect storage charges with respect thereto from Tenant on demand. From and after the Termination Date, Tenant shall have no further right to occupy or take possession of the Premises; and Tenant hereby fully and completely waives any right which Tenant may have under the Lease to occupy the Premises subsequent to the Termination Date and to any fixtures or improvements in or on the Premises after the Termination Date.

6.  Construction. Should Tenant for any reason whatsoever Default under the Lease prior to the Termination Date, Landlord shall have available all rights and remedies provided under the Lease, notwithstanding this Termination Option Exhibit. Further, should Tenant fail to surrender occupancy and deliver up the Premises as provided in Paragraph 5 of this Termination Option Exhibit, then, notwithstanding any other provisions of this Termination Option Exhibit seemingly to the contrary, such failure shall constitute an event of Default under Section 11.01(10) of this Lease permitting Landlord to exercise immediately, without necessity of any notice or demand, any and all remedies which Landlord may have under this Lease, including, without limitation, the right to terminate Tenant's right to occupy the Premises and re-enter and take possession of the Premises (without terminating this Lease), as specified in Section 11.02(a). Nothing contained in Paragraph 2 hereof shall be construed as releasing Tenant from any obligations arising with respect to any physical damage to the Premises.

EXHIBIT "J" TO OFFICE LEASE AGREEMENT - Page Solo

EXHIBIT "K"

TO OFFICE LEASE BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY,
AS LANDLORD,
AND
CITADEL SECURITY SOFTWARE, INC.,
AS TENANT

FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: ___________, Esq. ___________ ___________ ___________

SUBORDINATION,
NONDISTURBANCE
AND ATTORNMENT AGREEMENT

NOTICE:	THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

DEFINED TERMS
Execution Date:
Beneficiary & Address: Attn: with a copy to:
Tenant & Address:
Landlord & Address:
Loan: A first mortgage loan in the original principal amount of $ From Beneficiary to Landlord.
Note: A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of
Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing dated as of
Executed by Landlord, to as Trustee, for the benefit of Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located.

Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of covering the Premises. [Add amendments]
Property: [Property Name] [Street Address 1] [City, State, Zip] The Property is more particularly described on Exhibit A.

EXHIBIT "K" TO THE OFFICE LEASE AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

A.  Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the "Premises").

B.  Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

C.  Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

D.  Tenant has requested that Beneficiary agree not to disturb Tenant's rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee's power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a "Foreclosure Sale") but only if Tenant is not then in default under the Lease and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a "Foreclosure Purchaser").

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1.  Subordination. The Lease and the leasehold estate created by the Lease and all of Tenant's rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

2.  Acknowledgments by Tenant. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request. (b) Tenant shall send a copy of any notice or statement under the Lease to Beneficiary at the same time Tenant sends such notice or statement to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

3.  Foreclosure and Sale. In the event of a Foreclosure Sale,

(a)  So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale. Upon Beneficiary's acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or addi-tional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord); or (iv) bound by any amendment, modifica-tion, assignment or termination of the Lease made without the written consent of Beneficiary; (v) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; or (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

(b)  Upon the written request of Bene-ficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

(c)  Notwithstanding any provisions of the Lease to the contrary, from and after the date that Beneficiary acquires title to the Property as a result of a Foreclosure Sale, (i) Beneficiary will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds; (ii) tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Beneficiary is in default of its obligations under the Lease; (iii) Beneficiary shall not be required to grant nondisturbance to any subtenants of Tenant; (iv) in no event will Beneficiary be obligated to indemnify Tenant, except where Beneficiary is in breach of its obligations under the Lease or where Beneficiary has been actively negligent in the performance of its obligations as landlord; and (v) other than determination of fair market value, no disputes under the Lease shall be subject to arbitration unless Beneficiary and Tenant agree to submit a particular dispute to arbitration.

EXHIBIT "K" TO THE OFFICE LEASE AGREEMENT

4.    Subordination and Release of Purchase Options. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Borrower. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Beneficiary and any Foreclosure Purchaser.

5.    Acknowledgment by Landlord. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary.

6.    Construction of Improvements. Beneficiary shall not have any obligation or incur any liability with respect to the completion of the tenant improvements located in the Premises at the commencement of the term of the Lease.

7.    Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

8.    Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is incon-sistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed- of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

9.    Liability and Successors and Assigns.  In the event that Beneficiary acquires title to the Premises or the Property, Benefi-ciary shall have no obligation nor incur any liabili-ty in an amount in excess of $10,000,000 and Tenant's recourse against Beneficiary shall in no extent exceed the amount of $10,000,000. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective suc-cessors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabil-ities of Benefi-ciary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary's interest is assigned or transferred. The interest of Tenant under this Agree-ment may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary.

IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:	______________________________________________________,
a ______________________________________________________

By ______________________________________________________

Its ______________________________________________________

TENANT:	______________________________________________________
a ______________________________________________________

By ______________________________________________________

Its ______________________________________________________

LANDLORD:	______________________________________________________
a ______________________________________________________

By ______________________________________________________

Its ______________________________________________________

EXHIBIT "K" TO THE OFFICE LEASE AGREEMENT

EXHIBIT A

PROPERTY DESCRIPTION

EXHIBIT "K" TO THE OFFICE LEASE AGREEMENT

[ADD FORM OF NOTARIAL ACKNOWLEDGMENT OF EACH SIGNATURE SUFFICIENT FOR RECORDING. FOLLOWING FORM FOR EXAMPLE ONLY]

State of _______________

County of _______________

On _______________, 200- before me, ______________________________, personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature ______________________________    (Seal)

EXHIBIT "K" TO THE OFFICE LEASE AGREEMENT